                                                                    Exhibit 10.6

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      Amended and Restated Employment Agreement made as of the 21st day of June, 1993, by and between Knowles Electronics, Inc., a Delaware corporation (the "Company"), and Reg G. Garratt ("Executive").

      The Company and Executive entered into an Employment Agreement dated as of April 7, 1992 setting forth the terms and conditions under which Executive is currently serving the Company as its Chief Executive Officer. The Company and Executive desire to amend and restate said Employment Agreement, and accordingly, said Employment Agreement is hereby amended and restated to read in full as follows:

                                   AGREEMENT

      In consideration of the mutual agreements contained herein, the parties agree as follows:

                                 I. EMPLOYMENT

      The Company hereby agrees to employ Executive, and Executive hereby agrees to remain an employee of the Company, for the term and on and subject to the terms and conditions hereinafter set forth.

                            II. POSITION AND DUTIES

      2.01 (a) Chief Executive Officer. Executive shall serve as Chief Executive Officer of the Company until June 30, 1998. In such capacity, Executive shall have primary responsibility for managing the business of the Company and shall report directly to the Board of Directors of the Company.

      (b) Post June 30, 1998 Employment. During the period from July 1, 1998 to June 30, 2000, Executive shall be employed by the Company in an executive or consulting capacity, and shall have such appropriate title as the Board of Directors of the Company determines. During such period, Executive shall have such duties and functions as shall be assigned to him from time to time by the Board of Directors of the Company, and shall report directly to the Board of Directors.

      2.02 Full Business Efforts. During any period Executive is Chief Executive Officer, he shall devote his full and exclusive business time, attention and energies to the performance of his duties hereunder, and shall not be employed by, participate or engage in, or be part of, in any manner, the management or operation of any business enterprise other than (i) that of the Company and its subsidiaries; and (ii) such as are consented to in writing by the Board of Directors of the Company in advance of any such involvement of Executive after complete disclosure of the terms of such involvement to the Board of Directors; provided, that those activities described in clause (ii) above shall not preclude Executive from devoting substantially all of his time to the performance of his responsibilities hereunder. Notwithstanding the foregoing, it is expressly understood and


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agreed that Executive may serve as a member of the board of directors of not more than two for profit corporations, provided that any such corporation shall not be a competitor, significant customer or significant supplier of the Company and that Executive keeps the Board of Directors of the Company advised of such board memberships. The foregoing restrictions on Executive's participation in the affairs of a business enterprise other than that of the Company and its subsidiaries shall not be construed as restricting Executive's ability to provide, without compensation, time and advice to charitable organizations so long as such provision of time and advice does not interfere with the performance by Executive of his responsibilities hereunder.

                               III. COMPENSATION

      3.01 (a) Base Salary - Chief Executive Officer. Commencing July 1, 1993 and continuing during the period Executive is Chief Executive Officer, he shall receive a base salary at the rate of not less than $290,000 per annum, payable by the Company in biweekly installments. Commencing with the Company's fiscal year beginning July 1, 1994 and for each fiscal year thereafter during which Executive is Chief Executive Officer, the Board of Directors of the Company as part of its regular review of officers salaries for that fiscal year shall review Executive's base salary to determine whether such base salary is to be increased based upon attainment of the Company's performance objectives and Executive's personal objectives and upon such


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other criteria as the Board of Directors shall establish from time to time.

            (b) Base Salary Post June 30, 1998. During the period after June 30, 1998 in which Executive is serving in such executive or consulting capacity as contemplated by Section 2.01(b), he shall receive a base salary at the rate of not less than $100,000 per annum.

            (c) Bonus. In addition to base salary, Executive shall receive an annual bonus ("Bonus"), to the extent earned, for each fiscal year of the Company during the period Executive is serving as Chief Executive Officer, in accordance with the Company's Management Incentive Plan, if any, from time to time in effect. It is the intention of the parties to develop and agree upon a mutually acceptable individual incentive plan for Executive within sixty (60) days of the date hereof.

            (d) Stock Options/Stock Appreciation Rights. Executive presently holds options for 310 shares of the Company's common stock granted under the Company's Stock Option and Award Plan for Key Employees, and Stock Appreciation Rights (SARs) for 2,000 units granted under the Company's Stock Appreciation Rights Plan for Key Employees (the SAR Plan). At the Company's discretion, additional SARs may be granted to Executive over the term of this Agreement.

            (e) Pension Plan. Executive will be entitled to participate in the Knowles Electronics, Inc. Pension Plan (the Pension Plan) or any similar plan or plans made available by the


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Company to its executives during the term of Executive's employment hereunder.

            (f) Health Care Benefits; Disability Coverage. During the term of Executive's employment hereunder, the Company shall provide Executive with coverage under the Company's major medical and other health insurance programs and disability coverage under the Company's long term disability plan at such level, and on such basis, as is generally provided thereunder for top executives of the Company.

      3.02 Vacation. During the period Executive is serving as Chief Executive Officer, he shall be entitled to a vacation of four weeks during each fiscal year of the Company during the term hereof (in addition to regular Company holidays), during which time Executive's compensation hereunder shall be paid in full. During the period after June 30, 1998 in which Executive is serving in such executive or consulting capacity as contemplated by Section 2.01(b), his vacation shall be extended to not less than eight weeks during each fiscal year.

      3.03 Expense Reimbursement. During the term of Executive's employment hereunder, the Company shall reimburse Executive for all reasonable and ordinary and necessary business expenses incurred by him in connection with the discharge of his duties hereunder. Such payments shall be made by the Company upon submission by Executive of vouchers itemizing such expenses in such form as is generally required of top executives of the Company.


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      3.04 Sale of Company. In the event the Company is sold prior to July 1,
1999 and the purchaser of the Company has not at or prior to the closing of such sale entered into an agreement with Executive employing him in an executive capacity (i) providing for the compensation of Executive through June 30, 2000 on a basis equivalent to or better than the basis of Executive's compensation provided herein, and (ii) precluding Executive's termination without cause for at least two (2) years after such closing, the Company shall make a special compensation payment to Executive in the amount of (x) $500,000 if Executive was serving as Chief Executive Officer of the Company at any time within ninety (90) days of such closing, or (y) $250,000 if Executive was serving the Company in an executive or consulting capacity as contemplated by Section 2.01(b) (but not Chief Executive Officer of the Company) within ninety (90) days of such closing. Such special compensation payment shall be made at the closing of such sale. Such special compensation payment is not intended to be in lieu of, nor otherwise affect, the payment of compensation by the Company to Executive in accordance with the other provisions of this Agreement. Sale of the Company shall be deemed to occur when either (i) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of the Knowles Family in the Company is reduced to less than fifty percent (50%) of the combined voting power of the Company's voting securities entitled to vote in the election of directors, or (ii) all, or substantially all, of the assets and business of


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the Company are sold or otherwise disposed. The term "Knowles Family," as used herein, means the widow and the descendants of Hugh S. Knowles.

                             IV. TERM; TERMINATION

      4.01 Term. The term of this Agreement shall commence July 1, 1993 and, except with respect to the provisions of Article V, shall terminate on July 1, 2000, unless earlier terminated as hereinafter provided or unless extended by written agreement of the Company and Executive.

      4.02 Termination.

            (a) Death. Following the death of Executive, the Company shall not thereafter be obligated to make any further payments to Executive under Sections 3.01(a), 3.01(b), or 3.03 or 3.04 of this Agreement other than such compensation payments and reimbursement for expenses due, accrued or payable (including those expenses incurred by Executive but not yet submitted for reimbursement) as of the date of Executive's death. Within one hundred twenty (120) days following the end of the fiscal year in which Executive dies, the Company shall be obligated to pay to Executive's personal representatives an amount equal to any Bonus which Executive would have been entitled to receive pursuant to Section 3.01(c) for such fiscal year but for his death, multiplied by a fraction of which the numerator shall equal the number of days in such fiscal year which preceded Executive's death and of which the denominator shall equal 365 or 366 (depending on the actual number of days in such fiscal year).


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            (b) Disability. The employment of Executive shall terminate on the total disability of Executive. Upon such termination, the Company shall be obligated to continue to pay Executive the sum of $15,000 per month until June 30, 1998 or Executive's death, whichever first occurs, provided that the Company shall be entitled to credit against such monthly payments the amount of disability benefits Executive receives, during the period of such monthly payments, from (i) the Company's long term disability plan and (ii) the Social Security Administration. Within one hundred twenty (120) days following the end of the fiscal year in which Executive becomes totally disabled, the Company shall be obligated to pay to Executive an amount equal to any Bonus which Executive would have been entitled to receive pursuant to Section 3.01(c) for such fiscal year but for his total disability, pro-rated as specified in Section 4.02(a). Apart from the foregoing, the Company shall have no further obligation to Executive hereunder other than as specified under Section 3.01(f) with respect to health and disability insurance and to pay Executive such compensation payments and reimbursement for expenses as may be due, accrued or payable (including those expenses incurred by Executive but not yet submitted to reimbursement) as of the date of such total disability pursuant to Sections 3.01(a), 3.01(b), or 3.01(c), 3.03 and 3.04. "Total disability" shall be deemed to have occurred whenever Executive has suffered physical or mental incapacity due to illness or accident during the term of this Agreement of such a nature,


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degree or effect as to render Executive unable to perform his duties herein for a period of one hundred twenty (120) consecutive days. The Board of Directors of the Company shall designate a reputable and qualified physician approved by Executive to examine Executive for the purpose of determining whether Executive has in fact incurred a "total disability" within the meaning of that term as set forth above. In the event the Board of Directors of the Company and the Executive cannot agree on an examining physician, such physician shall be designated by an independent representative of the American Medical Association. The determination of the designated physician shall be conclusive and binding upon the parties. The fees of the physician, as well as any other related expenses of the physician, shall be paid by the Company. The termination of Executive's employment by reason of his total disability shall not affect his right to receive disability benefits under any disability plan of the Company in which he may be participating.

            (c) Discharge for Cause. The employment of Executive shall immediately terminate if the Company discharges Executive for cause. "Cause" shall mean the following: (i) a pattern of gross negligence or an act of willful misconduct by Executive in the performance of his duties under Section 2.01,
(ii) Executive's fraud, (iii) misappropriation of funds or embezzlement by Executive, (iv) actions of Executive which substantially damage the reputation of the Company, or (v) the material breach by Executive of his obligations under Sections 5.01 or 5.02 of this


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Agreement. Upon termination of Executive's employment for cause, the Company shall have no further obligations to Executive hereunder other than to pay Executive such compensation payments and reimbursement for expenses as may be due, accrued or payable (including those expenses incurred by Executive but not yet submitted for reimbursement) as of the date of such termination pursuant to Sections 3.01(a), 3.01(b), or 3.01(c), 3.03 and 3.04.

            (d) Optional Termination. The employment of Executive shall be terminable by the Company in its sole discretion without cause effective immediately upon written notice to Executive. Upon any such termination, the Company shall be obligated to continue to pay Executive or his personal representatives his base salary as above provided through June 30, 2000, including any increases or decreases in base salary as provided in Sections 3.01(a) and 3.01(b). In addition, at the time of any such termination without cause, Company shall make a lump sum payment to Executive, the amount of such lump sum payment to be determined by the following schedule:

                                                                Amount of Lump
            Date of Termination                                   Sum Payment

      After 6/30/93 and before 7/1/94                               265,000
      After 6/30/94 and before 7/1/95                               230,000
      After 6/30/95 and before 7/1/96                               190,000
      After 6/30/96 and before 7/1/97                               150,000
      After 6/30/97 and before 7/1/98                               110,000
      After 6/30/98 and before 7/1/99                                60,000
      After 6/30/99 and before 7/1/2000                              30,000

      In addition to making the applicable payment or payments specified above, the Company shall be obligated to pay to Executive, within one hundred twenty
(120) days following the end


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of the fiscal year in which the Company terminates the employment of Executive pursuant to this Section 4.02(c), an amount equal to the Bonus, if any, which Executive is entitled to receive pursuant to Section 3.01(c) based upon the fiscal year in which Executive's employment is terminated pursuant to this
Section 4.02(d), pro-rated as specified in Section 4.02(a). In addition to the foregoing, the Company shall be obligated to supplement each benefit payment Executive, his spouse or other beneficiary receives at any time and from time to time under the Pension Plan by that amount, if any, by which the amount of such payment is less than the amount such payment under the Pension Plan would have been if Executive's Credited Service (as defined in the Pension Plan) is determined as if Executive's employment by the Company had continued until June 30, 2000. Apart from the foregoing, the Company shall have no further obligation to Executive hereunder other than as specified under Section 3.01(g) with respect to health and disability insurance and to pay Executive such compensation payments and reimbursement for expenses as may be due, accrued or payable (including those expenses incurred by Executive but not yet submitted for reimbursement) as of the date of such termination pursuant to Sections 3.01(a), 3.01(b), or 3.01(c), 3.03 and 3.04.

            (e) Survival. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Article V shall survive any termination of Executive's employment hereunder, regardless of the basis for such termination.


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                            V. ADDITIONAL COVENANTS

      5.01 Non-competition.

            (a) General Prohibition. In consideration of the good and valuable consideration to be received hereunder by Executive, Executive will not, during the term of his employment and for a period of two (2) years following the date of termination of his employment with the Company for any reason whatsoever (the "Restricted Period"), compete, directly or indirectly, with the Company or any of its subsidiaries, whether now existing or hereafter created or acquired, during the Restricted Period with respect to any Competitive Activities (as defined below). The foregoing prohibition against competition shall apply within the United States, Canada and Europe and to any other market area, whether determined by national boundaries or otherwise, in which the Company has maintained an office, manufacturing or assembly plant or warehouse, marketed its products or otherwise engaged in business. For purposes hereof, "Competitive Activities" shall mean the production, manufacture, distribution or sale of hearing aid components, engine controls, smart sensors and any other products or business activities in which the Company has during the period of Executive's employment with the Company been actively involved or announced plans of its intention to become involved.

            (b) Prohibition on Indirect Competition. Executive shall be deemed to be competing, as described in paragraph (a) hereof, if Executive shall engage, directly or indirectly, in any


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Competitive Activities, whether for his own account or that of any other person, firm, corporation, partnership or other business entity, and whether his participation shall be as a stockholder, general or limited partner, or investor possessing an ownership interest exceeding one percent (1%) in any such entity, or as a principal, agent, proprietor, officer, director, employee, sales representative, consultant, lender or in any other capacity.

            (c) Non-Solicitation. During the Restricted Period, Executive shall not, directly or indirectly, solicit, divert, take away or induce any employee, sales representative, distributor or customer of the Company to leave the employ of or cease to do business with or reduce the amount of business done with the Company.

      5.02 Confidentiality. Executive acknowledges and agrees that in the course of, or incident to, his employment hereunder, the Company will provide to Executive, or Executive will otherwise become exposed to, confidential information. For purposes of this Agreement, the term "confidential information" shall mean all proprietary or confidential information concerning the business, products or affairs of the Company, including, without limitation, customer lists and financial information, and all information received from third parties and held in confidence by the Company. In light of the foregoing, Executive agrees that:


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

            (a) during the period of Executive's employment with the Company and during the Restricted Period and at all times thereafter, Executive will hold the confidential information in the strictest confidence and will not disclose any portion thereof to any person or entity (which terms, as used in this Agreement, shall include without limitation, any individual, firm, corporation, partnership, association or group), except as required in the performance of Executive's duties for the Company, or by order of any court or similar tribunal or any other governmental body or agency of appropriate jurisdiction, provided that Executive shall, to the extent practical, give the Company prior notice of any such disclosure and shall reasonably cooperate with the Company in obtaining at the Company's cost a protective order or such similar protection as the Company may deem appropriate to preserve the confidentiality of such information; and

            (b) upon and subsequent to the termination of Executive's employment with the Company for any reason whatever, Executive will not, at any time, make any use whatever of the confidential information or any portion thereof, either on Executive's own behalf or in conjunction with or on behalf of any other person or entity. The foregoing obligation to maintain the confidential information in strict confidence and not to make any use of the confidential information shall not apply to information


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      which is or, through no fault on the part of Executive, becomes generally available to the public.

      5.03 Equitable Relief. Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of Sections 5.01 and 5.02 and that the Company, in addition to all other remedies available at law or hereunder, shall be entitled to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction.

      5.04 Disclosure and Assignment of Inventions; Patents; Trademarks.

            (a) Executive shall communicate to the Company promptly and fully, and hereby assigns, sells and transfers to the Company, Executive's entire right, title and interest in and to, all inventions, whether or not patentable or trademarkable, made or conceived by Executive during the term of Executive's employment with the Company (alone or jointly with others and whether or not made or conceived during regular business hours) which (i) are related in any manner, directly or indirectly, to the business, products, research or development work of the Company or (ii) result from or are suggested by any work which Executive may do for or on behalf of the Company or any affiliate. For purposes of this Agreement, the term "invention" shall include, without limitation, any new, useful or original art, machine, process, software, product, apparatus, compound,


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formula, shape, composition of matter or configuration of any kind.

            (b) Executive agrees to assist the Company and its nominees during and subsequent to his employment with the Company or any affiliate in every proper way (entirely at its or their expense) to obtain for its or their own benefit patents and/or trademarks for such inventions in any way and all countries, said inventions to be and remain the sole and exclusive property of the Company or its nominees, whether patented, trademarked or not. If said assistance is required and Executive is no longer an employee of the Company, the Company agrees to compensate Executive for his time at an hourly rate determined on the basis of the base salary of Executive in effect at the time of termination of his employment.

            (c) Executive agrees to make and maintain adequate and current written records of all such inventions, in the form of notes, sketches, drawings, or reports relating thereto; which records shall be and remain the property of and available to the Company at all times.

            (d) Notwithstanding any other provision hereof, this Agreement, and
Article V in particular, does not apply to work product for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless (i) the work product relates to (x) the business of the Company, or (y) the Company's actual or demonstrable anticipated research or


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

development, or (ii) the work product results from any work performed by the Executive for the Company. Executive acknowledges that the preceding sentence constitutes notice of the limitation required by the Illinois Employee Patent Act as to the provisions of Article V in particular, and this Agreement in general.

                               VI. MISCELLANEOUS

      6.01 Notices. All notices, requests or other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested, by overnight courier or by facsimile or telecopy to the parties at the addresses set forth below or to such other addresses as shall be specified by notice to the other parties hereunder:

      To the Company at:

                              1151 Maplewood Drive
                              Itasca, Illinois 60143

                              (Fax No. 708-250-0575)

such notice to be directed to the attention of the Chairman Emeritus of the Company, with copies of the notice to the Chairman of the Compensation Committee of the Board of Directors at the above address, and to the Corporate Secretary of the Company. A copy of the notice shall also be mailed to the Chairman of the Compensation Committee at his home address if such address is known to Executive.


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      To Executive at his home address as set forth in the Company's employment records relating to the Executive.

      6.02 Assignability. This Agreement shall not be assignable by Executive, but otherwise shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

      6.03 Entire Agreement. This writing represents the entire agreement and understanding of the parties with respect to the matters addressed herein except for the Stock Option Agreements dated November 23, 1983 and November 15, 1988, respectively, and the Stock Appreciation Rights Agreement dated November 15, 1991, and June 15, 1992, respectively, and it may not be altered or amended except by a written instrument signed by the Company and Executive. Any and all promises, agreements, representations, warranties and other statements, written or oral, made between the parties in respect to such matters prior to, or contemporaneously with, the execution hereof are hereby canceled and superseded and shall be of no further force and effect.

      6.04 Severability. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall be deemed severable and independent and shall nevertheless be deemed valid, binding and enforceable.

      6.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.


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      6.06 Headings. The headings in this Agreement are for convenience only;
they form no part of this Agreement and shall not affect its interpretation.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        KNOWLES ELECTRONICS, INC.


                                        By /s/ James E. Knowles
                                           -------------------------------------
                                           Chairman, Compensation Committee


                                        /s/ Reg G. Garratt
                                        ----------------------------------------
                                        Reg G. Garratt


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

                              INCENTIVE BONUS PLAN

      Knowles Electronics, Inc., a Delaware corporation (the "Company"), and Reg
G. Garratt ("Executive") are parties to an Amended and Restated Employment Agreement dated as of June 21, 1993 (the "Agreement"). Section 3.01(c) of the Agreement states that it is the intention of the parties to develop and agree upon a mutually acceptable individual incentive plan for Executive. The bonus plan set forth herein (the "bonus plan") has been developed in compliance with said Section 3.01(c), and is to be deemed a part of, and construed in accordance with, the Agreement.

      1. The Company will pay Executive a bonus determined on the basis of the Company's financial performance with respect to the three bonus factors and their respective target numbers as set forth below:

                 Bonus Factors                       Target Numbers
                 -------------                       --------------
                 Net Sales in Fiscal 1998            $169,884K

                 Operating Income in
                   Fiscal 1998                         66,071K

                 Average Annual Operating Income
                 Return on Net Assets, F'94--
                 F'98                                   26.18%

      As used herein, "Net Sales" means Net Sales on Manufacturing Operations on a consolidated basis; "Operating Income" means Operating Income on a consolidated basis; "Operating Income

Return on Net Assets " means Operating Income as a percentage of Net Assets(at year end) on a consolidated basis (and is hereinafter referred to as "Operating RONA"); and "Net Assets" means total assets less current liabilities on a consolidated basis. The "weighted average annual Operating RONA," as that phrase is used herein, shall be determined as indicated in the attached Schedule D -- i.e., the total amount of Operating Income in the subject period divided by the sum of the ending Net Assets for each fiscal year in the subject period.

      As soon as practicable after the audited financial statements of the Company for fiscal 1998 are available, the amount, if any, of the bonus shall be determined by the following four steps:

      A.    Net Sales

            The Bonus Percentage attributable to the Net Sales bonus factor shall be determined by applying, in the manner provided below, the following Table A to the Net Sales of the company in Fiscal 1998:

                                     TABLE A

            NET SALES (in 000's)  SALES AS %    BONUS         BONUS
               BENCHMARK NOS.     OF TARGET  (in 000's)    PERCENTAGE
               --------------     ---------  ----------    ----------
      Not less
      than       $229,343           135%       $2,250         150%
                  217,452           128%        2,100         140%
                  205,560           121%        1,950         130%
                  193,668           114%        1,800         120%
                  181,776           107%        1,650         110%


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


                  169,884*          100%        1,500         100%
                  162,857         95.86%        1,200          80%
                  155,829         91.73%          900          60%
        less than 155,829                                      -0-

      *     Target Number

      If Net Sales in Fiscal 1998 are $229,343,000 or higher, the Bonus Percentage shall be 150%, and if lower than $155,829,000, the Bonus Percentage shall be zero. If Net Sales in Fiscal 1998 are less than $229,343,000, more than $155,829,000 and do not equal one of the Benchmark Numbers, the Bonus Percentage shall be that percentage that bears the same relationship to the corresponding two Bonus Percentages set forth in Table A as Net Sales in Fiscal 1998 bears to the Benchmark Numbers set forth in the Table that are immediately above and immediately below the Net Sales in Fiscal 1998. To illustrate, if Net Sales in Fiscal 1998 are $165,000,000, the Bonus Percentage is 86.0994%.

      (1)   165.000 - 162.857
            ----------------- =.30497
            169,884 - 162,857

      (2)   [(100% - 80%) X .30497] + 80% = 86.0994%

      B.    Operating Income

            The Bonus Percentage attributable to the Operating Income bonus factor shall be determined by applying, in the manner provided below, the following Table B to the Operating Income of the Company in Fiscal 1998:


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

                                     TABLE B

              OPERATING INCOME      OPERATING
                 (in 000's)         INCOME AS %   BONUS         BONUS
               BENCHMARK NOS.        OF TARGET  (in 000's)    PERCENTAGE
               --------------        ---------  ----------    ----------

      Not less
      than        $82,589               125%      $2,250         150%
                   79,285               120%       2,100         140%
                   75,982               115%       1,950         130%
                   72,678               110%       1,800         120%
                   69,375               105%       1,650         110%
                   66,071*              100%       1,500         100%
                   63,106             95.51%       1,200          80%
                   60,140             91.02%         900          60%
      less than    60,140                                         -0-

      *     Target Number

            If Operating Income in Fiscal 1998 is $82,589,000 or higher, the Bonus Percentage shall be 150%, and if lower than $60,140,000, the Bonus Percentage shall be zero. If Operating Income in Fiscal 1998 is less than $82,589,000, more than $60,140,000 and does not equal one of the Benchmark Numbers, the Bonus Percentage shall be that percentage that bears the same relationship to the closest two Bonus Percentages set forth in Table B as Operating Income in Fiscal 1998 bears to the closest two Benchmark Numbers set forth in the Table.

      C. Operating RONA

            The Bonus Percentage attributable to the Operating RONA bonus factor shall be determined by applying the following Table C to the weighted average annual Operating RONA achieved by the Company during the five fiscal year period ending June 30, 1998:

                                     TABLE C

                  AVERAGE       AVERAGE
                  OPERATING     OPERATING
                  RONA          RONA
                  `94 -- `98       AS %            BONUS        BONUS
                  BENCHMARK %   OF TARGET       (in 000's)    PERCENTAGE
                  -----------   ---------       ----------    ----------
      Not less
      than          31.42%         120%           $2,250         150%
                    30.37%         116%            2,100         140%
                    29.32%         112%            1,950         130%
                    28.27%         108%            1,800         120%
                    27.23%         104%            1,650         110%
                    26.18%*        100%            1,500         100%
                    25.47%       97.29%            1,200          80%
                    24.76%       94.58%              900          60%
      less than     24.76%                                        -0-

      *     Target Number

            If the weighted average annual Operating RONA over the five year period ending June 30, 1998, is 31.42% or higher, the Bonus Percentage shall be 150%, and if lower than 24.76%, the Bonus Percentage shall be zero. If the weighted average annual Operating RONA over the five year period ending June 30, 1998, is less than 31.42%, more than 24.76% and does not equal one of the Benchmark Percentages, the Bonus Percentage shall be that percentage that bears the same relationship to the closest two Bonus Percentages set forth in Table C as the average annual Return on Equity over the five year period ending June 30, 1998, bears to the closest two Benchmark Percentages set forth in the Table.

      D.    Final Bonus Calculation

            The Bonus Percentage, determined as above provided, for each bonus factor shall be totaled, the sum so derived shall be divided by 3, and the amount of the bonus shall then be determined by multiplying $1,500,000 by such quotient. Any Bonus Percentage that is less than 60% shall be included in the calculation at zero weight, and the Bonus Percentage for any bonus factor shall in no event be greater than 150%. To illustrate, if the Bonus Percentages were 120%, 110% and 80%, the amount of the bonus would be $1,550,000 [(120% +110% + 80% / 3) X $1,500,000].

      2. (a) The "target numbers" set forth in paragraph 1, and on which the bonus plan is based, are taken from the Company's December 1992 Strategic Plan (as revised ) for the fiscal year, and the five fiscal year period, ending June 30, 1998. (The December 1992 Strategic Plan as revised for purposes of the bonus plan is reflected in attached Schedules A, B, C, and D, and is herein referred to as the "December 1992 Strategic Plan (as revised)").

      (b) In the event the Company hereafter makes any acquisition or divestiture (assets and/or business) that significantly changes the Company's financial projections as set forth in the December 1992 Strategic Plan (as revised) of its Net Sales, Operating Income or Operating RONA, for part or all of the five year period ended June 30, 1998, the parties will negotiate in good faith to make appropriate and timely adjustments in the bonus plan, such adjustments to reflect the revised financial projections of the Company through fiscal 1998 as approved by its Board of Directors.

      (c) In determining Operating Income for any fiscal year and for any purpose of this Agreement, the total expense taken into account for charitable contributions in any year shall in no event exceed 0.2% of consolidated Net Revenue for that year.

      (d) In determining Operating RONA for any fiscal period and for any purpose of this Agreement, (i) Net Assets shall be reduced by the amount of short-term loans (90 days or less), if any, in the portfolio of The Financial Corporation of Illinois and Operating Income shall be reduced by the amount of income attributable to such short-term loans in the relevant period; and (ii) Net Assets shall be reduced by the amount, if any, by which cash and cash equivalents exceed $5,757K (being the amount of cash and cash equivalents at 6/30/93).

      (e) In the event the Company diversifies into the manufacture and sale of product or products which upon or after such diversification is expected and projected to produce a significantly different Operating RONA than the Operating RONA target number set forth in paragraphs 1 and 3, the parties will negotiate in good faith to make appropriate adjustments in such target number to reflect revised financial projections of the Company through fiscal 1998 as approved by its Board of Directors.

      (f) Except as expressly provided in subparagraphs (c) and (d) above, the books and records of account of the Company as audited by its independent public accounting firm shall govern the determination of the bonus amount pursuant to paragraph 1, and the conditional accrual amounts pursuant to paragraph 3, and the financial results for fiscal 1994 through 1998 shall be deemed final and binding on the parties as to each such fiscal year upon the issuance by such firm of the audited financial statements of the Company for that year.

      3. As of the end of each of fiscal 1994, 1995, 1996 and 1997, the Company will conditionally accrue a portion of the bonus payable hereunder on the following basis. If the Company achieves an Interim Target Number in the specified year as set forth in Table D below, the Company will conditionally accrue, as of the end of that year, the amount immediately adjoining that Interim Target Number in the column captioned "Amount of Conditional Accrual."

                                    TABLE D

                                          Interim   Amount of
                                          Target   Conditional
Fiscal Year        Bonus Factors          Numbers    Accrual*
-----------        -------------          -------    --------

    1993                                               -0-

    1994         Net Sales               $111,620K   $100,000
                 Operating Income          36,675K    100,000
                 Operating RONA (F'94)      18.97%    100,000

    1995         Net Sales                122,846K    200,000
                 Operating Income          44,551K    200,000
                 Average Operating
                 RONA (F'94-'95)            20.91%    200,000

    1996         Net Sales                134,537K    300,000
                 Operating Income          50,597K    300,000
                 Average Operating
                 RONA (F'94-'96)            22.42%    300,000

    1997         Net Sales                145,519K    400,000
                 Operating Income          55,820K    400,000
                 Average Operating
                 RONA (F'94-'97)            23.69%    400,000

(*The amount of the accrual is cumulative -- i.e., each amount for 1995 is for the '94-'95 period, each amount for 1996 is for the '94-'96 period, and so on.)

      If prior to July 16, 1997, (i) Executive's employment with the Company is terminated by reason of his death or total disability or by the Company without cause, or (ii) the Company is sold (any such event being hereinafter called the "termination event"), and the termination event takes place within fifteen (15) days, either before or after, of June 30, 1994, 1995, 1996 or 1997, the Company will pay Executive the amount, if any, conditionally accrued as of such June 30th date as set forth above.

      If the termination event does not take place within fifteen (15) days of June 30, 1994, 1995, 1996 or 1997, the Company will pay Executive the greater of:

      (a) that amount, if any, conditionally accrued as set forth above as of the June 30th immediately preceding the termination event; or

      (b) that amount, if any, conditionally accrued as set forth above as of the June 30th immediately succeeding the termination event multiplied by a fraction the numerator of which shall equal the number of days from July 1, 1993 to the termination event, and the denominator of which shall equal the number of days from July 1, 1993 to the June 30th immediately succeeding the termination event.

      If the termination event takes place after July 15, 1997 and before June 30, 1998, the Company will pay Executive the amount of the bonus, if any, which would have been payable to Executive if he were employed by the Company on June 30, 1998 multiplied by a fraction the numerator of which shall equal the number of days from July 1, 1993 to the termination event, and the denominator of which is 1,826.

      If the Company is sold after July 15 in any year and before June 30, 1998, and either (a) Executive does not continue as Chief Executive Officer of the Company until the end of the fiscal year in which such sale occurs, or (b) the structure and/or operations of the Company are so changed as to render the financial results of the fiscal year in which such sale occurs not reasonably comparable with the financial projections for that year set forth in the December 1992 Strategic Plan (as revised), the sale of the Company (i.e., the termination event) shall be deemed for purposes of this paragraph 3 to have occurred on the June 30th immediately preceding the sale of the Company.

      In determining whether a termination event has taken place for purposes of this paragraph 3, "total disability" shall have the same meaning as that term has in Section 4.02(b) of the Agreement; termination of employment "without cause" shall be deemed to be any discharge of the Executive by the Company other than discharge for "cause" as defined in Section 4.02(c) of the Agreement; and sale of the Company shall be deemed to occur if it is deemed to have occurred under the provisions of Section 3.04 of the Agreement.

      Any amount conditionally accrued as of any June 30th pursuant to this paragraph 3 shall be of no significance, and have no application, under the bonus plan if a termination event does not occur prior to the earlier of (i) June 16th of the next succeeding year and (ii) July 16, 1997.

      4. In the event Executive is deceased at the time an amount is payable to him pursuant to paragraphs 1 or 3, such payment shall be made in a lump sum to the beneficiary or beneficiaries designated by Executive pursuant to the provisions of subparagraph 5(d), or in the event no beneficiary shall have been so designated or the last designated beneficiary shall not be living at Executive's death, then to the estate of Executive. Except as provided in the preceding sentence, any amount payable to Executive pursuant to the provisions of 1 or 3 shall be paid to Executive within ten (10) days of the determination of such amount, at the sole discretion of the Company, (i) in a lump sum, (ii) by the purchase of a single premium annuity contract, or (iii) as deferred compensation as provided in paragraph 5.

      5. (a) If pursuant to paragraph 4, the Company determines that an amount payable to Executive shall be paid as deferred compensation, the Company shall credit such amount to an account maintained on its books in the name of Executive, hereinafter called the "Deferred Compensation Account." Until the balance in the Deferred Compensation Account is completely paid to Executive or his beneficiary or beneficiaries as hereinafter provided, the Company shall also credit the Deferred Compensation Account, on a quarterly basis, with an amount representing interest on the unpaid balance in the Deferred Compensation Account from time to time, computed at the prime rate. The term "prime rate" as used herein means the annual interest rate charged from time to time by the Continental Bank N.A. to its most credit-worthy customers, provided that only the last change in said rate in any calendar month shall be taken into account and then shall be taken into account only on the first day of the month following the month in which the change occurs. As above provided, such amount representing interest shall be computed on the then balance in the Deferred Compensation Account monthly, and credited to the Deferred Compensation Account quarterly.

      It is further understood and agreed that:

                  (i) Neither Executive nor his beneficiary or beneficiaries shall have any interest in the Deferred Compensation Account and such amounts, as the same are constituted from time to time, shall at all times remain general assets of the Company subject to the claims of general creditors of the Company. The rights of Executive and his beneficiary or beneficiaries to deferred compensation hereunder shall be solely those of an unsecured general creditor of the Company.

                  (ii) The Company, its employees and agents shall not be
            fiduciaries with respect to said Deferred Compensation Account.

      (b) The balance in the Deferred Compensation Account, as adjusted in accordance with subparagraph (a) shall be paid to Executive in sixty (60) equal monthly installments, provided, however, that said installments shall be adjusted from time to time to reflect the adjustments referred to in subparagraph (a) accruing after the commencement of said installment payments. The payment of said installments shall commence upon the first (1st) day of the month following the month in which Executive attains age 70 years.

      (c) If Executive dies before the payment of the installments provided in subparagraph (b) shall commence, or before said installments have been completely paid, the remaining balance in Executive's Deferred Compensation Account shall be paid in a lump-sum to the beneficiary or beneficiaries designated by Executive pursuant to the provisions of subparagraph 5(d), or in the event that no beneficiary shall have been designated or the last designated beneficiary shall not be living at Executive's death, then to the estate of Executive. In case any amount is payable to Executive's estate pursuant to this subparagraph (c), or paragraph 4, the Company may defer payment until an executor or administrator of the estate has been duly appointed and has qualified.

      (d) The designation of a beneficiary or beneficiaries (who may be designated contingently) shall be in writing on form(s) prescribed by the Company and may be changed by Executive from time to time. No change of beneficiary shall take effect until such change shall have been acknowledged in writing by the Company. When, however, the change has been so acknowledged, whether Executive be living or not, it shall take effect as of the date of execution of the beneficiary designation, but without prejudice to the Company on account of any payment made or any action taken or permitted by the Company before such acknowledgement. With the Company's consent, a trust may be designated as a beneficiary. Payments pursuant to this subparagraph 5(c), or paragraph 4 to or for such beneficiary or beneficiaries or to the estate of Executive shall completely discharge the interests of all persons under this Agreement to the extent so paid and the Company shall have no responsibility for the application of any such payments.

      (e) The Company shall provide Executive with a statement as to the status of his Deferred Compensation Account at least annually.

      (f) Executive during his lifetime shall not be entitled to commute, encumber, sell or otherwise dispose of his rights to receive deferred compensation payments provided for herein, and the rights thereto shall be nonassignable and nontransferable except by Will or the laws of descent and distribution, or by beneficiary designation as herein provided.

      This Incentive Bonus Plan is agreed upon by the parties as of the 7th day of April, 1994.

                                    KNOWLES ELECTRONICS, INC.

                                    BY: /s/ James E. Knowles
                                        --------------------------------
                                        Chairman, Compensation Committee


                                    /s/ Reg G. Garratt
                                    ------------------------------------
                                    Reg G. Garratt

                                                                      Schedule A

                      Consolidated Net Manufacturing Sales

                          December 1992 Strategic Plan

                                                         -----------------------------------------------
                                                                           STRATEGIC PLAN
                                                         -----------------------------------------------
                                               *1994       1995      1996       1997      1998
                                               ---------------------------------------------------------
    Net Sales on Mfg. Operations               114,000   149,044   180,105    215,066   241,437
(1)   Less: IRP                                    503     5,030     7,407      9,455    11,523
(2)         MSI                                      0    16,965    31,137     49,782    60,030
    Revised Net Sales on Mfg. Operations       113,497   127,049   141,561    155,829   169,884

*     From the FY1994 profit plan including IRP.

(1) IRP's profit plan sales are reduced by $503K to reflect RGG's best estimate of IRP's sales of $3.25 million for 1994; IRP's 12/92 strategic plan numbers are deducted in subsequent years because of an assumed disposition by 7/1/94.

(2) MSI's profit plan for fiscal 1994 did not provide for any outside commercial sales. For 1995 through 1998, the reduction includes MSI's intercompany product sales which had not been eliminated in the 12/92 Strategic Plan consolidation.

                                                                      Schedule B
                          Consolidated Operating Income

                         * December 1992 Strategic Plan

                                                                ---------------------------------------------
                                                                                STRATEGIC PLAN
                                                                ---------------------------------------------
                                                     ** 1994     1995      1996      1997        1998
                                                     --------------------------------------------------------
   Consolidated Operating Income (12/92 Plan)                   48,980    59,865    71,668     80,113
   Less: IRP                                                       617     1,240     1,988      2,738
         TFC's 6/30 Update                                         597       608       618        628
(1)      MSI                                                     1,555     4,539     8,922     10,676

   Revised Consolidated Operating Income              37,446    46,211    53,478    60,140     66,071

(2) Add: Projected IRP Operating Loss for 1994          (100)
                                                    --------

   Revised 1994 Consolidated Operating Income         37,346

* For TFC the June 1993 update was used because the lower interest rate assumptions (50 basis points) are more consistent with prevailing market conditions.

**    From the approved FY1994 profit plan.

(1) MSI's income on outside commercial activity after deduction of all marketing expense and a pro-rata share of all other period expenses.

(2) IRP included for 1994 only; a disposition or liquidation by 7/1/94 is assumed at no gain or loss.

                                                                      Schedule C

                  Planned Increases to Consolidated Net Assets

                                         Profit Plan
                                            1994        1995        1996        1997        1998
SSPI Fixed Capital Investment                  571         200         149         160         250
Less: Depreciation Expense                    (368)       (208)       (229)       (150)       (200)
                                          ---------------------------------------------------------
  Net Fixed Asset Additions                    203          (8)        (80)         10          50

HACBU Fixed Capital Investment               6,750       3,000       3,000       3,000       3,000
Less: Depreciation Expense                  (4,416)     (3,675)     (3,550)     (3,450)     (3,350)
                                          ---------------------------------------------------------
  Net Fixed Asset Additions                  2,334        (675)       (550)       (450)       (350)

Increase/(Decrease) in Working Capital
  HACBU                                     (1,305)      2,502       2,788       2,787       2,690
  SSPI                                         601         (52)         41         237         (73)

TFC Increase in Portfolio                    2,000       2,000       2,000       2,000       2,000

MSI's Planned Capital Additions                418         295         325         395         300
Less: Depreciation Expense                    (644)       (566)       (493)       (446)       (358)

Less IRP Assets @ 12/18/93                              (1,820)
                                          ---------------------------------------------------------

Net Increase in Consolidated Net Assets      3,607       1,676       4,031       4,533       4,259
                                          =========================================================

From the approved 1994 profit plan and the December, 1992 strategic plan for years 1995 through 1998.

IRP included for 1994 only; a disposition or liquidation by 7/1/94 is assumed at no gain or loss.

                                                                      Schedule D

        Calculation of Consolidated Operating Income Return on Net Assets

                                                 6/30/93       1994       1995      1996       1997       1998
                                                 --------    -----------------------------------------------------------
   Consolidated Assets                           203,525
   Current Liabilities                           (12,457)
                                                 -------
*  Consolidated Net Assets                       191,068

   Increase in Net Assets (Sch. C)                              3,607     1,676     4,031      4,533     4,259

   Ending Net Assets                                          194,675   196,351   200,382    204,915   209,174

   Consolidated Operating Income (Sch. B)                      37,346    46,211    53,478     60,140    66,071

   Revised Consolidated Operating Income (Sch. B)
     as a% of Net Assets                                       19.18%    23.53%    26.69%     29.35%    31.59%

Weighted average Operating Income RONA for the five year period (1994 through 1998):

      Revised Consolidated Operating Inc. (Sch. B)    263,246
                                                    -----------
      Cumulative Consolidated Net Assets             1,005,497   =    26.18%

*     Consolidated net assets per the Ernst & Young audited statements.

      From the approved FY1994 profit plan and the December, 1992 strategic plan for years 1995 through 1998.

      IRP included for 1994 only; a disposition or liquidation by 7/1/94 is assumed at no gain or toss.

                                     October 30, 1995

Mr. Reg G. Garratt
  President & CEO
Knowles Electronics, Inc.
1151 Maplewood Drive
Itasca, IL 60143

Dear Reg:

      This is intended to confirm our understanding regarding the amendment of the Amended and Restated Employment Agreement dated June 21, 1993 (the "Agreement"), and the related Incentive Bonus Plan dated April 7, 1994 (the "Plan"), between you and the Company. It is proposed that the Agreement and the Plan as they pertain to Fiscal 1999 and Fiscal 2000 be amended as follows:

      1. The date "June 30, 1998" as it appears in Sections 2.01(a) and 4.02(b) of the Agreement is changed to "June 30, 2000". (The date "July 1, 1999" as it appears in Section 3.04 of the Agreement, by intention, is not changed.)

      2. Sections 2.01(b) and 3.01(b) and the last sentence of Section 3.02 of the Agreement, and all references, if any, in the Agreement to Sections 2.01(b) and 3.01(b) and the last sentence of Section 3.02, are deleted. Also, clause (y) in Section 3.04, which refers to Section 2.01(b), is deleted.

      3. The second sentence of Section 4.02(d) of the Agreement is amended to read in full as follows:

      Upon any such termination, the Company shall be obligated to pay Executive or his personal representative his base salary as above provided through June 30, 2000, including any increase in base salary as provided in
      Section 3.01(a).

      4. In addition to the incentive bonus for the period from Fiscal 1993 through Fiscal 1998 as set forth in the Plan, you will be eligible to receive an incentive bonus for each of Fiscal 1999 and Fiscal 2000. Your incentive bonus for Fiscal 1999 and Fiscal 2000 will be determined and paid separately for each year in accordance with the provisions of the Plan as modified below:

Mr. Reg G. Garratt
October 30, 1995
Page 2

            (a) The three bonus factors and their respective target numbers are:

                                             TARGET NUMBERS
                 BONUS FACTORS            F1999           F2000
                 -------------            -----           -----
                 Net Sales              $193,342        $207,801

                 Operating Income        $70,849         $75,855

                 Operating RONA           34.00%          34.00%

            (b) The Bonus Percentage for the three bonus factors will be determined by applying the following three Tables, utilizing the respective Benchmarks for Fiscal 1999 and Fiscal 2000 as indicated:

                                   NET SALES - TABLE A

                 NET SALES (in 000's)
                    BENCHMARK NOS.
                 ----------------------      SALES AS %        BONUS
                 F1999            F2000      OF TARGET       PERCENTAGE
                 -----            -----      ----------      ----------
Not less
than              $217,510     $233,776        112.50%          160%
                  $212,676     $228,581        110.00%          148%
                  $207,843     $223,386        107.50%          136%
                  $203,009     $218,191        105.00%          124%
                  $198,176     $212,996        102.50%          112%
                  $193,342*    $207,801*       100.00%          100%
                  $181,741     $195,333         94.00%           70%
                  $170,141     $182,865         88.00%           40%
less than         $170,141     $182,865                          -0-

*Target Number

Mr. Reg G. Garratt
October 30, 1995
Page 3

                                OPERATING INCOME - TABLE B

                  OPERATING INCOME
                     (in 000's)
                    BENCHMARK NOS.          OPERATING
                  -----------------         INCOME AS %        BONUS
                  F1999       F2000          OF TARGET       PERCENTAGE
                  -----       -----         ----------       ----------
Not less
than             $79,705     $85,337           112.50%          160%
                 $77,934     $83,441           110.00%          148%
                 $76,163     $81,544           107.50%          136%
                 $74,391     $79,648           105.00%          124%
                 $72,620     $77,751           102.50%          112%
                 $70,849*    $75,855*          100.00%          100%
                 $66,598     $71,304            94.00%           70%
                 $62,347     $66,752            88.00%           40%
less than        $62,347     $66,752                             -0-

* Target Number

                              (Continued on page 4)

Mr. Reg G. Garratt
October 30, 1995
Page 4

                                 OPERATING RONA - TABLE C

                  OPERATING RONA
                    BENCHMARK %
                 ---------------        OPERATING RONA           BONUS
                 F1999     F2000         % OF TARGET          PERCENTAGE
                 -----     -----        --------------        ----------
Not less
than            37.40%     37.40%          110.00%               160%
                36.72%     36.72%          108.00%               148%
                36.04%     36.04%          106.00%               136%
                35.36%     35/36%          104.00%               124%
                34.68%     34.68%          102.00%               112%
                34.00%*    34.00%*         100.00%               100%
                31.96%     31.96%           94.00%                70%
                29.92%     29.92%           88.00%                40%
less than       29.92%     29.92%                                 -0-

* Target Number

            (c) The final bonus calculation for each of Fiscal 1999 and Fiscal 2000 will be made by applying the provisions of step 1D at page 6 of the Plan, except that the bonus will be determined for Fiscal 1999 by multiplying $336,000 by the average of the applicable three Bonus Percentages (i.e., the "quotient") for Fiscal 1999, and for Fiscal 2000, by multiplying $348,000 by the Fiscal 2000 quotient.

            (d) The Target Numbers and Benchmarks set forth in subparagraphs (a) and (b) above are negotiated numbers based, in part, on the December 1992 Strategic Plan (as revised) and the December 1993 and December 1994 Strategic Plans, and this basis for the Target Numbers and Benchmarks may be taken into account in applying the provisions of paragraph 2 of the Plan to the bonus determination for each of Fiscal 1999 and Fiscal 2000.

            (e) In lieu of paragraph 3 of the Plan, if your employment with the Company is terminated during Fiscal

Mr. Reg G. Garratt
October 30, 1995
Page 5

            1999 or Fiscal 2000 by reason of your death or total disability or by the Company without cause, you will be paid the amount of the bonus, if any, which would have been payable if you were employed by the Company on June 30 of the fiscal year in which your employment is so terminated, multiplied by a fraction the numerator of which is equal to the number of days from the preceding July 1 to the date of the termination, and the denominator of which is 365.

            (f) In applying paragraphs 4 and 5 of the Plan to a bonus amount payable to you for Fiscal 1999 or Fiscal 2000, (i) such amount shall be deemed payable to you pursuant to paragraph 1 of the Plan or subparagraph (e) above; and (ii) the triggering age for commencement of installment payments from the Deferred Compensation Account pursuant to paragraph 5(b) shall be 72 rather than 70. In applying paragraphs 4 and 5 of the Plan to a bonus amount payable to you for Fiscal 1993 through Fiscal 1998, Fiscal 1999 or Fiscal 2000, the Bank of America Illinois and any corporate successor shall be considered to be the Continental Bank N.A.

      5. Unless the context otherwise requires, words, terms and phrases defined in the Agreement or Plan shall have the same meaning if and where used in this letter agreement.

      6. This letter agreement has been approved by the Compensation Committee of the Board of Directors, and subject to your acceptance, will be recommended to the full Board for approval at its October 30, 1995 meeting.

      Reg, if you are in agreement with the foregoing, please so indicate by signing and returning the enclosed copy of this letter.

                                        Sincerely,

                                        /s/ James E. Knowles

                                            James E. Knowles
                                            Chairman, Compensation Committee

Agreed to this 30th day
of October, 1995.

     /s/ Reg G. Garratt
------------------------------------
         Reg G. Garratt

                                  AMENDMENT TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                               AND TO AMENDMENT TO
                              INCENTIVE BONUS PLAN

            Knowles Electronics, Inc., a Delaware corporation (the "Company"), and Reg G. Garratt are parties to an Amended and Restated Employment Agreement dated as of June 21, 1993 (the "Agreement") and a related Incentive Bonus Plan dated April 7, 1994 (the "Plan"), both such Agreement and Plan being subject to a letter amendment dated October 30, 1995.

            On July 1, 1996 the Company intends to establish an interest charge domestic international sales corporation pursuant to Section 991 et. seq. of the Internal Revenue Code of 1986. The corporation is to be organized under the Delaware General Corporation Law with the name of Knowles Export Distribution Co. ("KEDCO"). The stock ownership of KEDCO is to parallel that of the Company. It is expected that from and after July 1, 1996 approximately one-half of the profits derived from the Company's export business will be the earnings of KEDCO.

            It is the desire of the parties that for purposes of interpreting and applying the provisions of the Agreement as heretofore amended, and the Plan as heretofore amended, the Company shall be deemed to include KEDCO, and all financial determinations shall be made on the basis of the combined companies and governed by the annual combined financial statements of the Company and KEDCO as of June 30 prepared by the Company's independent public accounting firm.

            The parties hereby agree that the Agreement as heretofore amended, and the Plan as heretofore amended, are further amended as necessary and appropriate to reflect the treatment of KEDCO as part of the Company consistent with the desire of the parties as set forth above.

                                        KNOWLES ELECTRONICS, INC.


                                        By: /s/ Bernard J. Smith
                                           -------------------------------------
                                          Vice President-Finance


                                            /s/  Reg G. Garratt
                                           -------------------------------------
                                           Reg G. Garratt

Dated: June 25, 1996

                                                                   Executed Copy

                                  AMENDMENT OF
                        INCENTIVE BONUS PLAN AS EXTENDED
                        --------------------------------

      Knowles Electronics, Inc. (the "Company") and Reg G. Garratt ("Executive") are parties to an Amended and Restated Employment Agreement dated as of June 21, 1993 (the "Agreement"), a related Incentive Bonus Plan dated April 7, 1994 (the "Plan") and a letter agreement dated October 30, 1995 (the "letter agreement") extending the respective terms of the Agreement and the Plan to June 30, 2000. In September, 1996, the Company acquired Ruf GmbH and its related company, Ruwido, and the Company has very recently changed its annual accounting period from the twelve months ending June 30 to the calendar year. The provisions of the Plan contemplate that in such circumstances the parties will negotiate in good faith to make appropriate and timely adjustments in the Plan. To this end, the parties hereby agree as follows:

      1. The Company will pay, and Executive will accept, the sum of $961,200 in full satisfaction and discharge of the respective rights and obligations of the parties under the Plan for the period from July 1, 1993 through June 30, 1996. The basis for determining said sum is set forth in Attachment 1. With respect to periods after June 30, 1996, the following provisions of this Amendment shall apply.

      2. For the six-month period ended December 31, 1996 (the "stub period"), Executive will be entitled to an incentive bonus determined in accordance with the provisions of the Plan as modified below:

            (a) The three bonus factors and their respective target numbers are taken from the first six months of the approved Profit Plan for fiscal 1997 (see Attachment 2) and are as follows:

                 Bonus Factors                  Targets
                 -------------                  -------
                 Net Sales                      $74,385
                 Operating Income                25,554
                 Operating RONA                  13.64%

            (b) The Bonus Percentage for the three bonus factors will be determined by applying the respective tables set forth in Attachment 3. The Bonus Percentage for any bonus factor may not exceed 150%, and will be zero if the benchmark required for a 60% Bonus Percentage is not achieved.

            (c) The bonus calculation for the stub period will be made by applying the provisions of step 1D at page 6 of the Plan, except that the bonus will be determined by multiplying $150,000 by the average of the applicable three Bonus Percentages (i.e., the "quotient").

      3. For calendar 1997, Executive will be entitled to an incentive bonus determined in accordance with the provisions of the Plan as modified below.

            (a) The three bonus factors and their respective target numbers are taken from the December 1996 Strategic Plan as restated from a fiscal to a calendar year basis (the "restated December 1996 Strategic Plan") and are as follows:

                 Bonus Factors                  Targets
                 -------------                  -------
                 Net Sales                      $227,015
                 Operating Income                 58,135
                 Operating RONA                   27.26%

            (b) The Bonus Percentage for the three bonus factors will be determined by applying the respective tables set forth in Attachment 4. The Bonus percentage for any bonus factor may not exceed 150%, and will be zero if the benchmark required for at least a 60% Bonus Percentage is not achieved.

            (c) The bonus calculation for calendar 1997 will be made by applying the provisions of step 1D at page 6 of the Plan by multiplying $300,000 by the average of the applicable three Bonus Percentages (i.e., the "quotient").

      4. For calendar 1998 and calendar 1999, Executive will be entitled to an incentive bonus determined and paid separately for each year in accordance with the provisions of the Plan and the letter agreement as modified below:

            (a) The three bonus factors and their respective target numbers are taken from the restated December 1996 Strategic Plan and are as follows:

                                                Targets
                 Bonus Factors          C1998           C1999
                 -------------          -----           -----
                 Net Sales              $259,433        $300,796
                 Operating Income         70,256          83,726
                 Operating RONA           30.94%          34.73%

            (b) The Bonus Percentage for the three bonus factors will be determined by applying the respective tables set forth in Attachment 5. The Bonus Percentage for any bonus factors may not exceed 160%, and will be zero if the benchmark required for at least a 40% Bonus Percentage is not achieved.

            (c) The bonus calculation for each of calendar 1998 and calendar 1999 will be made by applying the provisions of step 1D at page 6 of the Plan, except that the bonus will be determined for calendar 1998 by multiplying $336,000 by the average of the applicable three

Bonus Percentages (i.e., the "quotient") for calendar 1998, and for calendar 1999, by multiplying $348,000 by the calendar 1999 quotient.

            (d) The provisions of paragraphs 4(e) and 4(f) of the letter agreement shall continue to apply, except that "Fiscal 1999" shall be deemed to be "calendar 1998", "Fiscal 2000" shall be deemed to be "calendar 1999", "June 30" shall be deemed to be "December 31" and "July 1" shall be deemed to be "January 1".

      5. With respect to the six month period from January 1, 2000 to June 30, 2000, the parties will negotiate and agree upon a mutually acceptable incentive plan prior to July 1, 1998, such plan to be based upon overall consolidated financial performance for such period, and upon progress toward and/or achievement of the following long-term goals of the Company:

            (a) Production of the silicon microphone and establishment of a related alliance, if necessary;
            (b) Commercially successful sales of Digital Signal Processing products, and establishment of a related alliance, if necessary;
            (c)  Successful operations and financial performance at Ruf; and
            (d) Render full cooperation and assistance in achieving successful transition to successor chief executive officer.

      6. As noted, the target numbers in paragraphs 3 and 4 are based on the restated December 1996 Strategic Plan, and this basis may be taken into account in applying the provisions of the Plan and the letter agreement to the bonus determination for each of calendar 1997, 1998 and 1999.

      7. With respect to the target percentages for Operating RONA set forth in paragraphs 4 and 5 and the related benchmarks in Attachments 4 and 5, appropriate adjustments will be made as soon as practical to these percentages and related benchmarks to reflect the Company's recent election to be treated as an S corporation under the Internal Revenue Code and the finalization of the Ruf/Ruwido balance sheets.

      8. The Targets, related benchmarks and the tables in Attachments 3, 4 and 5 have been determined on the basis of converting the projected financial results of the Ruf and Ruwido operations from Deutchmarks to Dollars at the exchange rate of 1.5DM to $1.00. In determining and applying the Targets, related benchmarks and tables at any time and from time to time in accordance with the provisions of the Plan, such Targets, benchmarks and/or tables shall be adjusted to reflect, in lieu of the 1.5DM to $1.00 exchange rate, the Deutchmark to Dollar exchange rate published in the Wall Street Journal for the business day immediately preceding the date as of which the adjustment is being made.

      9. The Amendment dated June 25, 1996 to the Agreement and the Plan providing for the treatment of Knowles Export Distribution Co., an interest charge domestic international sales corporation ("KEDCO") as part of the Company shall continue to apply as to any accounting period during any part of which the Company maintains KEDCO as a related interest charge domestic international sales corporation.

      10. The Company has determined that the sum payable to Executive pursuant to paragraph 1 shall be paid as deferred compensation in accordance with paragraph 5 of the Plan as hereinbelow amended. It is understood that such payment is subject to FICA withholding from Executive's current compensation as an officer of the Company.

      11. Subparagraph 5(b) of the Plan is hereby amended by adding the following two sentences at the end, and as part of, said subparagraph:
"Notwithstanding the foregoing provision of this subparagraph (b), if the Company is sold at any time that there is a balance in the Deferred Compensation Account, said balance shall be paid to Executive in a lump sum at or immediately prior to the closing of said sale. Sale of the Company shall be deemed to occur when either of the events of sale described in
Section 3.04 of the Agreement occur."

      12. Unless the context otherwise requires, words, terms and phrases defined in the Agreement, Plan or letter agreement shall have the same meaning if and when used in this Amendment.

      13. This Amendment has been approved by the Compensation Committee of the Board of Directors and will be recommended to the full Board for approval at its April 14, 1997 meeting.

      This Amendment is agreed upon and executed as of the 14th day of April, 1997.

                                        KNOWLES ELECTRONICS, INC.


                                        By /s/ E. Laurence Keyes
                                          --------------------------------------
                                          Chairman, Compensation Committee


                                          /s/ Reg G. Garratt
                                        ----------------------------------------
                                          Reg G. Garratt

                                                                    Attachment 1
($ Expressed in '000s)                                               Page 1 of 4

                      Consolidated Net Manufacturing Sales

                                        ----------------------------------------
                                                         PLAN
                                        ----------------------------------------
                                            1994        1995        1996
                                        ----------------------------------------
(1) Revised Net Sales on Mfg.
      Operations                          $113,497    $127,049    $141,561

                                        ----------------------------------------
                                                         ACTUAL
                                        ----------------------------------------
                                            1994        1995        1996
                                        ----------------------------------------
    Net Sales on Mfg. Operations          $121,113    $133,242    $141,502

    Actual Over/(Under) Plan:

      Annual                                $7,616      $6,193        ($59)

    % of Achievement:

      Annual                                 106.7%      104.9%      100.0%

(2) Bonus Percentage                         109.6%      107.0%       99.8%

(1)   Per RGG's incentive bonus plan dated April 7, 1994.

(2) The bonus plan specifies that 107% of target will yield a bonus percentage of 110% and 91.73% of target will yield a bonus of 60%. The actual bonus percentage is calculated in accordance with the method prescribed on page 4 in the April 7, 1994 plan.

                                                                    Attachment 1
($ Expressed in '000s)                                               Page 2 of 4

                          Consolidated Operating Income

                                        ----------------------------------------
                                                         PLAN
                                        ----------------------------------------
                                            1994        1995        1996
                                        ----------------------------------------
(1) Revised consolidated Operating
      Income                               $37,346     $46,211     $53,478

                                        ----------------------------------------
                                                         ACTUAL
                                        ----------------------------------------
                                            1994        1995        1996
                                        ----------------------------------------

    Consolidated Operating Income          $45,772     $47,132     $50,212

    Actual Over/(Under) Plan:

      Annual                                $8,426        $921     ($3,266)

    % of Achievement:

      Annual                                 122.6%      102.0%       93.9%

(2) Bonus Percentage                         145.1%      104.0%       72.8%

(1)   Per RGG's incentive bonus plan dated April 7, 1994.

(2) The bonus plan specifies that 125% of target will yield a bonus of 150% and 91.02% of target will yield a bonus percentage of 60%. The actual bonus percentage is calculated in accordance with the method prescribed on page 4 in the April 7, 1994 plan.

                                                                    Attachment 1
($ Expressed in '000s)                                               Page 3 of 4

        Calculation of Consolidated Operating Income Return on Net Assets

                                        ----------------------------------------
                                                         PLAN
                                        ----------------------------------------
                                            1994        1995        1996
                                        ----------------------------------------
(1) Ending Net Assets                     $194,675    $196,351    $200,382

    Consolidated Operating Income
      (page 2, Attachment 4)               $37,346     $46,211     $53,478

    Revised consolidated Operating
      Income as a % of Net Assets            19.18%      23.53%      26.69%

                                        ----------------------------------------
                                                         ACTUAL
                                        ----------------------------------------
                                            1994        1995        1996
                                        ----------------------------------------
Ending Net Assets                         $199,000    $202,505    $197,828

    Consolidated Operating Income
      (page 2, Attachment 4)               $45,772     $47,132     $50,212

    Consolidated Operating Income
      as a % of Net Assets                   23.00%      23.27%      25.38%

Actual Over/(Under) Plan:

      Annual                                  3.82%      -0.26%      -1.31%

      Cumulative                              3.82%       1.77%       0.71%

Weighted average Operating Income RONA for the three year period (1994 through 1996) - Plan:

  Revised Consolidated Operating Inc.      $137,035
                                           --------
  Cumulative Consolidated Net Assets       $591,408     =     23.17%

Weighted average Operating Income RONA for the three year period (1994 through 1996) - Actual:

  Consolidated Operating Income            $143,116
                                           --------
  Cumulative Consolidated Net Assets       $599,333     =     23.88%

(2) Weighted average bonus percentage                   =     107.6%

(1)   Per RGG's incentive bonus plan dated April 7, 1994.

(2) The bonus plan specifies that 104% of target will yield a bonus percentage of 110% and 100% of target will yield a bonus of 100%. The actual bonus percentage is calculated in accordance with the method prescribed on page 4 in the April 7, 1994 plan.

                                                                    Attachment 1
                                                                     Page 4 of 4

                         * Calculation of 3 Year Payout

Bonus Percentage     Fiscal 1994    Fiscal 1995       Fiscal 1996       Average
----------------     -----------    -----------       -----------       -------
Sales (page 1)          109.6%         107.0%            99.8%           105.5%

Operating Income
  (page 2)              145.1%         104.0%            72.8%           107.3%

RONA (page 3)               -------Not Applicable-------                 107.6%
                                                                         -----

    TOTAL                                                                320.4%

                       (320.4% / 3) * $900,000 = $961,200

*In accordance with the methodology outlined on page 6, section D of the April 7, 1994 plan.

                                                                    Attachment 2

                   Preliminary Consolidation Income Statement

                          Stub Year 6 Month Estimates

                                      -------------------------------------------------------------
(In Thousands of $)                                               Plan                  Plan
                                      Approved FY '97        1st Six Months        2nd Six Months
                                        Profit Plan          Ended 12/31/96      (1/1/97 - 6/30/97)
                                      -------------------------------------------------------------
Net Sales on Mfg. Operations             $115,548               $74,385               $81,163
Interest & Loan Fee Income                  9,267                 4,587                 4,680
                                      -------------------------------------------------------------
   Net Revenue                           $164,815               $78,972               $85,843

Cost of Sales                              83,485                40,160                43,325

Gross Margin                             $ 81,330               $38,812               $42,518
   As a % of Net Revenue                     49.3%                 49.1%                 49.5%

Research & Development                     $5,037                $2,516                $2,521
Marketing                                   7,226                 3,594                 3,632
General & Administrative                   14,369                 7,148                 7,221
                                      -------------------------------------------------------------
  Total Period Expenses                   $26,632               $13,258               $13,374

Operating Income                          $54,698               $25,554               $29,144
  As a % of Net Revenue                     33.22%                 32.4%                 34.0%
                                      -------------------------------------------------------------

($ Expressed in '000s)                                               Attchment 3

                           * Consolidated Profit Plan
                            1st Half Ending 12/31/96

--------------------------------------------------------------------------------
      Sales as a %             Table A - Net Sales                      Bonus
                            ----------------------------
        of Target                   12/31/96                          Percentage
--------------------------------------------------------------------------------
         91.73%                      68,233                             60.00%
         95.86%                      71,305                             80.00%
        100.00%                      74,385                            100.00%
        107.00%                      79,592                            110.00%
        114.00%                      84,799                            120.00%
        121.00%                      90,006                            130.00%
        128.00%                      95,213                            140.00%
        135.00%                     100,420                            150.00%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      Op. Inc. as a %       Table B - Operating Income                  Bonus
                            ----------------------------
         of Target                  12/31/96                          Percentage
--------------------------------------------------------------------------------
         91.02%                      23,259                             60.00%
         95.51%                      24,407                             80.00%
        100.00%                      25,554                            100.00%
        105.00%                      26,832                            110.00%
        110.00%                      28,109                            120.00%
        115.00%                      29,387                            130.00%
        120.00%                      30,665                            140.00%
        125.00%                      31,943                            150.00%

--------------------------------------------------------------------------------
      Op. RONA as a %       Table C - Operating RONA                    Bonus
                            ----------------------------
         of Target                  12/31/96                          Percentage
--------------------------------------------------------------------------------
         94.58%                      12.90%                             60.00%
         97.29%                      13.27%                             80.00%
        100.00%                      13.64%                            100.00%
        104.00%                      14.19%                            110.00%
        108.00%                      14.73%                            120.00%
        112.00%                      15.28%                            130.00%
        116.00%                      15.82%                            140.00%
        120.00%                      16.37%                            150.00%







($ Expressed in '000s)                                              Attachment 4

                           * Consolidated Profit Plan
                          Twelve Months Ending 12/31/97

--------------------------------------------------------------------------------
        Sales as a %             Table A - Net Sales                   Bonus
         of Target    ---------------------------------------------  Percentage
                                     12/31/97
--------------------------------------------------------------------------------
           91.73%                     208,241                          60.00%
           95.86%                     217,617                          80.00%
--------------------------------------------------------------------------------
          100.00%                     227,015                         100.00%
--------------------------------------------------------------------------------
          107.00%                     242,906                         110.00%
          114.00%                     258,797                         120.00%
          121.00%                     274,688                         130.00%
          128.00%                     290,579                         140.00%
          135.00%                     306,470                         150.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      Op. Inc. as a %            Table B - Operating Income            Bonus
         of Target    ---------------------------------------------  Percentage
                                     12/31/97
--------------------------------------------------------------------------------
           91.02%                      52,914                          60.00%
           95.51%                      55,525                          80.00%
--------------------------------------------------------------------------------
          100.00%                      58,135                         100.00%
--------------------------------------------------------------------------------
          105.00%                      61,042                         110.00%
          110.00%                      63,949                         120.00%
          115.00%                      66,855                         130.00%
          120.00%                      69,762                         140.00%
          125.00%                      72,669                         150.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Op. RONA as a          Table C - Avg. Operating RONA            Bonus
        % of Target   ---------------------------------------------  Percentage
                                     12/31/97
--------------------------------------------------------------------------------
           94.58%                     25.78%                           60.00%
           97.29%                     26.52%                           80.00%
--------------------------------------------------------------------------------
          100.00%                     27.26%                          100.00%
--------------------------------------------------------------------------------
          104.00%                     28.35%                          110.00%
          108.00%                     29.44%                          120.00%
          112.00%                     30.53%                          130.00%
          116.00%                     31.62%                          140.00%
          120.00%                     32.71%                          150.00%
--------------------------------------------------------------------------------

* Includes RUF acquisition.

($ Expressed in '000's)                                             Attachment 5

                          * Consolidated Strategic Plan
                   Twelve Months Ending 12/31/98 and 12/31/99

--------------------------------------------------------------------------------
 Sales as a %                Table A - Net Sales                   Bonus
  of Target    ------------------------------------------------  Percentage
                          12/31/98           12/31/99
--------------------------------------------------------------------------------
    88.00%                 228,301            264,700               40.00%
    95.00%                 246,461            285,756               75.00%
--------------------------------------------------------------------------------
   100.00%                 259,433            300,796              100.00%
--------------------------------------------------------------------------------
   105.00%                 272,405            315,836              124.00%
   112.50%                 291,862            338,396              160.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Op. Inc. as a %           Table B - Operating Income               Bonus
  of Target    ------------------------------------------------  Percentage
                          12/31/98           12/31/99
--------------------------------------------------------------------------------
    88.00%                 61,825             73,679                40.00%
    95.00%                 66,743             79,540                75.00%
--------------------------------------------------------------------------------
   100.00%                 70,256             83,726               100.00%
--------------------------------------------------------------------------------
   105.00%                 73,769             87,912               124.00%
   112.50%                 79,038             94,192               160.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Op. RONA as a          Table C - Avg. Operating RONA               Bonus
 % of Target   ------------------------------------------------  Percentage
                          12/31/98           12/31/99
--------------------------------------------------------------------------------
    88.00%                 27.23%             30.56%                40.00%
    95.00%                 29.39%             32.99%                74.84%
--------------------------------------------------------------------------------
   100.00%                 30.94%             34.73%               100.00%
--------------------------------------------------------------------------------
   105.00%                 32.49%             36.47%               130.10%
   110.00%                 34.03%             38.20%               160.00%
--------------------------------------------------------------------------------

* Includes RUF acquisition

($ Expressed in '000s)

                      Consolidated Net Manufacturing Sales

                                             --------------------------------------------------------
                                                                     PLAN
                                             --------------------------------------------------------
                                                1994           1995           1996           12/31/96
                                             --------------------------------------------------------
(1) Revised Net Sales on Mfg. Operations      $113,497       $127,049       $ 141,561        $74,385

                                             --------------------------------------------------------
                                                                     ACTUAL
                                             --------------------------------------------------------
                                                1994           1995            1996          12/31/96
                                             --------------------------------------------------------
Net Sales on Mfg. Operations                  $121,113       $133,242       $ 141,502        $76,542

Actual Over/(Under) Plan:

  Annual                                      $  7,616       $  6,193       ($     59)       $ 2,157

% of Achievement:

  Annual                                         106.7%         104.9%          100.0%         102.9%

(2) Bonus Percentage                             109.6%         107.0%           99.8%         104.1%

(1)   Per RGG's incentive bonus plan dated April 7, 1994.

(2) The bonus plan specifies that 107% of target will yield a bonus percentage of 110% and 91.73% of target will yield a bonus of 60%. The actual bonus percentage is calculated in accordance with the method prescribed on page 4 in the April 7, 1994 plan.

($ Expressed in '000s)

                          Consolidated Operating Income

                                             --------------------------------------------------------
                                                                     PLAN
                                             --------------------------------------------------------
                                                 1994          1995          1996           12/31/96
                                             --------------------------------------------------------
(1) Revised Consolidated Operating Income      $37,346       $46,211       $ 53,478        $  25,554

                                             --------------------------------------------------------
                                                                     ACTUAL
                                             --------------------------------------------------------
                                                 1994          1995           1996         12/31/96
                                             --------------------------------------------------------
Consolidated Operating Income                  $45,772       $47,132       $ 50,212        $  27,970

Actual Over/(Under) Plan:

  Annual                                       $ 8,426       $   921       ($ 3,266)       $   2,416

% of Achievement:

  Annual                                         122.6%        102.0%          93.9%           109.5%

(2) Bonus Percentage                             145.1%        104.0%          72.8%           118.9%

(1)   Per RGG's incentive bonus plan dated April 7, 1994.

(2) The bonus plan specifies that 125% of target will yield a bonus percentage of 150% and 91.02% of target will yield a bonus of 60%. The actual bonus percentage is calculated in accordance with the method prescribed on page 4 in the April 7, 1994 plan.

($ Expressed in '000s)

        Calculation of Consolidated Operating Income Return on Net Assets

                                                                 -------------------------------------------------------
                                                                                         PLAN
                                                                 -------------------------------------------------------
                                                                    1994           1995           1996         12/31/96
                                                                 -------------------------------------------------------
(1) Ending Net Assets                                             $194,675       $196,351       $200,382       $187,359

  Consolidated Operating Income (page 2, Attachment 4)            $ 37,346       $ 46,211       $ 53,478       $ 25,554

  Revised Consolidated Operating Income as a % of Net Assets         19.18%         23.53%         26.69%         13.64%

                                                                 -------------------------------------------------------
                                                                                         ACTUAL
                                                                 -------------------------------------------------------
                                                                    1994           1995           1996         12/31/96
                                                                 -------------------------------------------------------
Ending Net Assets                                                 $199,000       $202,505       $197,828       $194,638

Consolidated Operating Income (page 2, Attachment 4)              $ 45,772       $ 47,132       $ 50,212       $ 27,970

Consolidated Operating Income as a % of Net Assets                   23.00%         23.27%         25.38%         14.37%

Actual Over/(Under) Plan:

  Annual                                                              3.82%         -0.26%         -1.31%          0.73%

  Cumulative                                                          3.82%          1.77%          0.71%

Weighted average Operating Income RONA for the three year period (1994 through 1996) - Plan:

  Revised Consolidated Operating Inc.             $137,035
                                                  --------
  Cumulative Consolidated Net Assets              $591,408       =        23.17%

Weighted average Operating Income RONA for the three year period (1994 through 1996) - Actual:

  Consolidated Operating Income                   $143,116
                                                  --------
  Cumulative Consolidated Net Assets              $599,333       =        23.88%

(2) Weighted average bonus percentage                            =       109.4%

12/31/96 bonus percentage                                        =       113.3%

(1)   Per RGG's incentive bonus plan dated April 7, 1994.

(2) The bonus plan specifies that 104% of target will yield a bonus percentage of 110% and 100% of target will yield a bonus of 100%. The actual bonus percentage is calculated in accordance with the method prescribed on page 4 in the April 7, 1994 plan.

                         * Calculation of 3 Year Payout

Bonus Percentage                       Fiscal 1994                Fiscal 1995               Fiscal 1996                 Average
----------------                       -----------                -----------               -----------                 -------

Sales (page 1)                           109.6%                     107.0%                     99.8%                    105.5%

Operating Income (page 2)                145.1%                     104.0%                     72.8%                    107.3%

RONA (page 3)                                      ------------ Not Applicable ------------                             107.6%
                                                                                                                        -----

  TOTAL                                                                                                                 320.4%

                         (320.4%/3) * $900,000 = $961,200

*In accordance with the methodology outlined on page 6, section D of the April 7, 1994 plan.

Bonus Percentage                    12/31/96
----------------                    --------
Sales (page 1)                       104.1%

Operating Income (page 2)            118.9%

RONA (page 3)                        113.3%
                                     -----

  TOTAL                              336.3%

                        (336.3%/3) * $300,000/2 = $168,150

                   Documentation re Incentive Plan Adjustments
                              (Dec. '97 - Jan. '98)

A.    Excerpt from minutes of BOD meeting of 12/15/97

B.    ELK report to BOD dtd 1/6/98

C.    BJS memo of 1/13/98 re LTIP replacement schedules

Excerpt from minutes of 12/15/97 BOD meeting:

      Larry Keyes then addressed Reg Garratt's proposal with respect to adjustment of the LTIP performance schedules by reason of certain developments that he believes to be uncontrollable factors and hence, warrant the requested adjustments to maintain meaningful incentives for the LTIP participants. Larry Keyes reported that Reg Garratt believes adjustments are in order for the 1997 schedules for the extraordinary capital expenditures relating to the Franklin Park facility closure, the impact of S corporation status on 1997 results, the impact of currency exchange rate fluctuations on pricing and the extraordinary expenditures incurred in the silicon microphone project. Mr. Keyes also reported that Mr. Garratt had requested adjustment of the target incentive schedules for 1998 and 1999 by utilizing the respective profit plans for these years as the basis of these schedules. Mr. Keyes reported that the Compensation Committee had given consideration to these suggested adjustments and concluded that certain of the factors, such as the S corporation election, provide an appropriate basis for adjustment, but that as a policy matter, it generally is not advisable to adjust long term incentive targets from year to year.

      After discussion, it was agreed that Larry Keyes should discuss the matter of incentive plan adjustments for 1997, 1998 and 1999 with Reg Garratt. Mr. Keyes is then to report the outcome of these discussions, first to the Compensation Committee and then to the Board of Directors, with the intention that subject to the Board's review, the Compensation Committee will finalize adjustments to the LTIP programs for 1997, 1998 and 1999.


                                                                             A

To:   Nancy Knowles                                               6 January 1998
      Kate Strasburg
      Margaret Schink
      John Hupp

From: Larry Keyes

cc:   Gene Goodson
      Charlie Knowles
      Reg Garratt

Subject:    Knowles Long Term Incentive Plan

You will recall that at the December Board of Directors meeting, I reported that the Compensation committee had reviewed a proposal from Reg Garratt to modify the Long Term Incentive Plan (LTIP) which encompassed FY 1997, 1998 and 1999. The plan includes Messrs. Garratt, Brander, Cavanagh and Smith for those years. The rationale was that a number of unforeseen events had materialized which had not been incorporated in the financial forecast projections. These included the following:

            1 - Unfavorable currency swings.
            2 - The change to a sub S corporation.
            3 - Capital costs associated with the close down of Franklin Park. 4 - KE pricing which was a by-product of the currency swings.

The committee felt that, as a policy, it was a mistake to start a process of altering targets in mid stream -- other than major changes over which management has no control. The conversion to the sub S corporation would be such an example.

A subsequent detailed review by the Comp Committee resulted in the following recommendations.

            1 - Allow the impact of currency since the LTIP contract language expressly covers that circumstance.

            2 - Adjust the targets so that there is no penalty relating to the sub S.

                                                                            B

            3 - Increase the base levels for all participants as summarized on Exhibit #1 attached.

            4 - Change the matrix for Garratt to be consistent with the other participants. This applies to FY 1998 and 1999 for performance below 100% only i.e. above 100% there is no change.

If you have any questions on any of the above, please call either John Hupp or myself. In either case please let either of us know no later than January 16th whether you are in accord with the committee recommendation.

                                   EXHIBIT #1

                            Long Term Incentive Plan
                            ------------------------

                               Base Payout @ 100%

                                     ($ 000)

                             1997                        1998                        1999
                             ----                        ----                        ----
                    Original      Proposed      Original      Proposed      Original      Proposed
Reg Garratt           $300          $330          $336          $368          $348          $382

Other
Participants          $ 60          $ 60          $ 60          $ 66          $ 80          $ 88

                                                                        14509620

                                   MEMORANDUM
                            KNOWLES ELECTRONICS, INC.

                             C O N F I D E N T I A L

     TO:    RGG, JWH, ELK

   FROM:    BJS

SUBJECT:    LTIP SCHEDULES                                DATE: JANUARY 13, 1998

      In response to Larry's January 6, 1998 memo to the Board (Subject: Knowles Long Term Incentive Plan), I am attaching replacement schedules for the two incentive agreements that are in place. The nature of the revisions to the superceded schedules are summarized below:

      Attachment 1, Page 2 of 3 - As the footnote indicates, the RONA was adjusted for the estimated $4.1 million effect of the S Corp. conversion. (The actual adjustment will not be known until completion of the 1997 audit).

      Attachment 1, Page 3 of 3 - This schedule applies only to PWC. As the footnote indicates, the targets have been adjusted to reflect the transfer of Deltek and the infra-red businesses which occurred after LTIP was put in place. Because these adjustments are more extensive, a schedule (Engine Controls Group) itemizing these revisions is also attached.

      Attachment 4 - As the footnote indicates, the estimated S Corp. effect on RONA has been reflected.

      Attachment 5 - In addition to the S Corp. effect, the percent of targets and related bonus percentages under 100% were revised to conform to the same scales as those of the other LTIP participants (see Attachment 1, Page 2 of 3).

      Because of the transfer of the infrared business to Emkay and its impact on the asset base, the related targets for David's LTIP arrangement must be developed and will be issued shortly.

                                     /s/ BJS

BJS/dw                                                                         C

($ Expressed in '000's)                                             Attachment 1
                                                                     Page 2 of 3

              Long Term Incentive Plan (LTIP) - Other Participants
                        Consolidated - Including RUF/SSPI

--------------------------------------------------------------------------------
 Sales as a %                  Table A - Net Sales                      Bonus
   of Target     ---------------------------------------------        Percentage
                   12/31/97          12/31/98       12/31/99
--------------------------------------------------------------------------------
     90.00%        $204,314          $233,490       $270,716            90.00%
     95.00%         215,664           246,461        285,756            95.00%
--------------------------------------------------------------------------------
    100.00%         227,015           259,433        300,796           100.00%
--------------------------------------------------------------------------------
    105.00%         238,366           272,405        315,836           105.00%
    110.00%         249,717           285,376        330,876           110.00%
    115.00%         261,067           298,348        345,915           115.00%
    120.00%         272,418           311,320        360,955           120.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Op. Inc. as a %            Table B - Operating Income                   Bonus
   of Target     ----------------------------------------------       Percentage
                   12/31/97          12/31/98       12/31/99
--------------------------------------------------------------------------------
     80.00%         $46,508           $56,205        $66,981            80.00%
     90.00%          52,322            63,230         75,353            90.00%
     95.00%          55,228            66,743         79,540            95.00%
--------------------------------------------------------------------------------
    100.00%          58,135            70,256         83,726           100.00%
--------------------------------------------------------------------------------
    105.00%          61,042            73,769         87,912           105.00%
    110.00%          63,949            77,282         92,099           110.00%
    115.00%          66,855            80,794         96,285           115.00%
    120.00%          69,762            84,307        100,471           120.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Op. RONA as a             Table C - Avg. Operating RONA                Bonus
  % of Target     --------------------------------------------        Percentage
                    12/31/97          12/31/98      12/31/99
--------------------------------------------------------------------------------
      80.00%         21.40%            24.31%        27.32%             80.00%
      90.00%         24.08%            27.35%        30.74%             90.00%
      95.00%         25.41%            28.87%        32.44%             95.00%
--------------------------------------------------------------------------------
     100.00%         26.75%            30.89%        34.15%            100.00%
--------------------------------------------------------------------------------
     105.00%         28.09%            31.91%        35.86%            105.00%
     110.00%         29.43%            33.43%        37.57%            110.00%
     115.00%         30.76%            34.95%        39.27%            115.00%
     120.00%         32.10%            36.47%        40.98%            120.00%
--------------------------------------------------------------------------------

Note: "S" Corp. effect on financial statements not yet known; it was originally estimated that the asset base would increase by $4.1 million, and the RONA targets have been adjusted to reflect this adjustment. The actual impact on the asset base from the "S" Corp. conversion will not be known until completion of the 1997 audit.

($ Expressed in '000's)                                             Attachment 1
                                                                     Page 3 of 3

                                    RUF/SSPI

--------------------------------------------------------------------------------
Sales as a %                  Table A - Net Sales                       Bonus
  of Target       ---------------------------------------------       Percentage
                    12/31/97        12/31/98        12/31/99
--------------------------------------------------------------------------------
    90.00%           $85,964         $79,635         $95,186            90.00%
    95.00%           $90,739         $84,059        $100,474            95.00%
--------------------------------------------------------------------------------
   100.00%           $95,515         $88,483        $105,762           100.00%
--------------------------------------------------------------------------------
   105.00%          $100,291         $92,907        $111,050           105.00%
   110.00%          $105,067         $97,331        $116,338           110.00%
   115.00%          $109,842        $101,755        $121,626           115.00%
   120.00%          $114,618        $106,180        $126,914           120.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Op. Inc. as a %            Table B - Operating Income                   Bonus
  of Target       ---------------------------------------------       Percentage
                    12/31/97        12/31/98        12/31/99
--------------------------------------------------------------------------------
    80.00%            $6,738          $8,432         $12,047            80.00%
    90.00%            $7,580          $9,486         $13,553            90.00%
    95.00%            $8,001         $10,013         $14,306            95.00%
--------------------------------------------------------------------------------
   100.00%            $8,422         $10,540         $15,059           100.00%
--------------------------------------------------------------------------------
   105.00%            $8,843         $11,067         $15,812           105.00%
   110.00%            $9,264         $11,594         $16,565           110.00%
   115.00%            $9,685         $12,121         $17,318           115.00%
   120.00%           $10,106         $12,648         $18,071           120.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Op. RONA as a        Table C - Avg. Operating RONA                      Bonus
 % of Target      ---------------------------------------------       Percentage
                    12/31/97        12/31/98        12/31/99
--------------------------------------------------------------------------------
    80.00%           22.54%          26.43%          31.78%             80.00%
    90.00%           25.35%          29.74%          35.76%             90.00%
    95.00%           26.76%          31.39%          37.74%             95.00%
--------------------------------------------------------------------------------
   100.00%           28.17%          33.04%          39.73%            100.00%
--------------------------------------------------------------------------------
   105.00%           29.58%          34.69%          41.72%            105.00%
   110.00%           30.99%          36.34%          43.70%            110.00%
   115.00%           32.40%          38.00%          45.69%            115.00%
   120.00%           33.80%          39.65%          47.68%            120.00%
--------------------------------------------------------------------------------

NOTE: Targets have been adjusted to reflect the business transfer of Deltek to KE and Infrared to Emkay. The asset base has not been adjusted to exclude any property, plant and equipment which may also be utilized by Emkay.

                                                                         1/13/98

                              ENGINE CONTROLS GROUP

                                                                    CY1997        CY1998         CY1999
                                                                    ------------------------------------
Sales - Original CY Strategic Plan                                  $65,334       $70,133       $ 83,866
  Less: Ruwido - Deltek                                              (2,000)       (2,333)        (2,667)
  Less: Ruwido - Infrared                                                 0       (17,467)       (22,067)
  Less: Ruwido - Tooling                                                  0        (1,150)        (1,300)
                                                                    ------------------------------------
Adjusted RUF Sales Target                                           $63,334       $49,183       $ 57,832

  Add: SSPI Sales                                                    32,181        39,300         47,930
                                                                    ------------------------------------

Adjusted SSPI/RUF Sales Target                                      $95,515       $88,483       $105,762
                                                                    ====================================

Operating Income - Original CY Strategic Plan                       $ 2,534       $ 5,533       $  9,533
  Less: Ruwido - Deltek                                                (100)         (320)          (421)
  Less: Ruwido - Infrared                                                 0        (2,393)        (3,487)
  Less: Ruwido - Tooling                                                  0          (158)          (205)
                                                                    ------------------------------------
Adjusted RUF Operating Income                                       $ 2,434       $ 2,663       $  5,420

  Add: SSPI Operating Income                                          5,988         7,877          9,639
                                                                    ------------------------------------

Adjusted SSPI/RUF Operating Income Target                           $ 8,422       $10,540       $ 15,059
                                                                    ====================================

Net Assets - Original CY Strategic Plan                             $26,601       $29,134       $ 34,200
  Less: Reclassification of liabilities to short term for GAAP       (7,000)       (7,467)        (7,867)
                                                                    ------------------------------------
Adjusted RUF Net Assets                                             $19,601       $21,667       $ 26,333

  Add: SSPI Net Assets                                               10,293        10,235         11,570
                                                                    ------------------------------------

Adjusted SSPI/RUF Net Assets                                        $29,894       $31,902       $ 37,903
                                                                    ====================================

Original CY Strategic Plan RONA Target                                23.10%        34.06%         41.89%

Adjusted RONA Target                                                  28.17%        33.04%         39.73%

($ Expressed in '000s)                                              Attachment 4

                         Long Term Incentive Plan - RGG
                                  Calendar 1997

--------------------------------------------------------------------------------
Sales as a %                  Table A - Net Sales                       Bonus
  of Target            ---------------------------------              Percentage
                                   12/31/97
--------------------------------------------------------------------------------
    91.73%                          208,241                             60.00%
    95.86%                          217,617                             80.00%
--------------------------------------------------------------------------------
   100.00%                          227,015                            100.00%
--------------------------------------------------------------------------------
   107.00%                          242,906                            110.00%
   114.00%                          258,797                            120.00%
   121.00%                          274,688                            130.00%
   128.00%                          290,579                            140.00%
   135.00%                          308,470                            150.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Op. Inc. as a %            Table B - Operating Income                   Bonus
  of Target            ---------------------------------              Percentage
                                   12/31/97
--------------------------------------------------------------------------------
    91.02%                           52,914                             60.00%
    95.51%                           55,525                             80.00%
--------------------------------------------------------------------------------
   100.00%                           58,135                            100.00%
--------------------------------------------------------------------------------
   105.00%                           61,042                            110.00%
   110.00%                           63,949                            120.00%
   115.00%                           66,855                            130.00%
   120.00%                           69,762                            140.00%
   125.00%                           72,669                            150.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Op. RONA as a            Table C - Avg. Operating RONA                  Bonus
 % of Target           ---------------------------------              Percentage
                                   12/31/97
--------------------------------------------------------------------------------
    94.58%                           25.30%                             60.00%
    97.29%                           26.03%                             80.00%
--------------------------------------------------------------------------------
   100.00%                           26.75%                            100.00%
--------------------------------------------------------------------------------
   104.00%                           27.82%                            110.00%
   108.00%                           28.89%                            120.00%
   112.00%                           29.96%                            130.00%
   116.00%                           31.03%                            140.00%
   120.00%                           32.09%                            150.00%
--------------------------------------------------------------------------------

Note: "S" Corp. effect on financial statements not yet known; it was originally estimated that the asset base would increase by $4.1 million, and the RONA target has been adjusted to reflect this adjustment. The actual impact on the asset base from the "S" Corp. conversion will not be known until completion of the 1997 audit.

($ Expressed in '000's)                                             Attachment 5

                         Long Term Incentive Plan - RGG
                   Twelve Months Ending 12/31/98 and 12/91/99

--------------------------------------------------------------------------------
Sales as a %                  Table A - Net Sales                       Bonus
  of Target           -----------------------------------             Percentage
                       12/31/98               12/31/99
--------------------------------------------------------------------------------
    90.00%              233,490                270,716                  90.00%
    95.00%              246,461                285,756                  95.00%
--------------------------------------------------------------------------------
   100.00%              259,433                300,796                 100.00%
--------------------------------------------------------------------------------
   105.00%              272,405                315,836                 124.00%
   112.50%              291,862                338,396                 160.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Op. Inc. as a %            Table B - Operating Income                   Bonus
  of Target           -----------------------------------             Percentage
                       12/31/98               12/31/99
--------------------------------------------------------------------------------
    80.00%               56,205                66,981                   80.00%
    90.00%               63,230                75,353                   90.00%
--------------------------------------------------------------------------------
   100.00%               70,256                83,726                  100.00%
--------------------------------------------------------------------------------
   105.00%               73,769                87,912                  124.00%
   112.50%               79,038                94,192                  160.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Op. RONA as a             Table C - Avg. Operating RONA                 Bonus
 % of Target          -----------------------------------             Percentage
                        12/31/98              12/31/99
--------------------------------------------------------------------------------
     80.00%               24.31%               27.32%                   80.00%
     90.00%               27.35%               30.74%                   90.00%
--------------------------------------------------------------------------------
    100.00%               30.39%               34.15%                  100.00%
--------------------------------------------------------------------------------
    105.00%               31.91%               35.86%                  130.00%
    110.00%               33.43%               37.57%                  160.00%
--------------------------------------------------------------------------------

Note: "S" Corp. effect on financial statements not yet known; it was originally estimated that the asset base would increase by $4.1 million, and the RONA targets have been adjusted to reflect this adjustment. The actual impact on the asset base from the "S" Corp. conversion will not be known until completion of the 1997 audit.

                                March 15th, 1998

Mr. Reg G. Garratt
  Chairman and CEO
Knowles Electronics, Inc.
1151 Maplewood Drive
Itasca, Illinois 60143

Dear Reg:

      This is intended to confirm the amendment of the Amended and Restated Employment Agreement dated June 21, 1993 as heretofore amended October 30, 1995, and June 25, 1996, which Agreement as so amended is herein referred to as the "Agreement," and the related Incentive Bonus Plan dated April 7, 1994 as heretofore amended October 30, 1995, June 25, 1996 and April 14, 1997, which Plan as so amended is herein referred to as the "Plan." This amendment was authorized at the meeting of the Board of Directors of the Company held December 15, 1997, and I was authorized to act on behalf of the Board to bring this matter to closure by the negotiation and execution of this letter agreement on behalf of the Board and the Company. To this end, it is proposed that the Agreement and the Plan be amended as follows:

      1. The following sentence is added to the Agreement at the end of Section 2.01(a):

            "Effective December 15, 1997, the by-laws of the Company shall be amended to provide that the Chairman of the Board of Directors ("Chairman") shall be the Chief Executive Officer of the Company, and Executive shall thereupon be elected to that office."

      2. The following five Sections are added to the Agreement immediately following Section 2.01(a):

            "(b) Post June 30, 2000 Employment. During the period from July 1, 2000 to June 30, 2003, Executive shall be employed by the Company either as Chief Executive Officer (with the title of Chairman) as provided in Section 2.01(c), or in another executive or consulting capacity as provided in Section 2.01(d)."

            "(c) Post June 30, 2000 Employment as CEO. If the Board of Directors of the Company decides to extend Executive's term as Chief Executive Officer for the period from July 1, 2000 through June 30, 2001, the Company may do so by giving Executive written notice to that effect not later than January 15, 1999, and Executive's term as Chief Executive Officer under this Agreement shall thereupon be so extended. Executive's term as Chief Executive Officer hereunder may similarly be so extended for the period from July 1, 2001 through June 30, 2002,

Mr. Reg G. Garratt
Knowles Electronics, Inc.
March 15, 1998
Page 2

            and for the period from July 1, 2002 through June 30, 2003, by the Company by giving Executive written notice to that effect not later than January 15, 2000 and January 15, 2001, respectively."

            "(d) Post-June 30, 2000 Employment as Chairman and/or Consultant. If Executive's term as Chief Executive Officer of the Company is not extended as to any part of the period from July 1, 2000 through June 30, 2003, then as to that part of such period Executive shall serve as Chairman of the Board of Directors, if the Board of Directors so desires, and as a consultant to the Company, and in such capacities Executive shall devote one-half of his business time to the chairmanship responsibility, if applicable, and to such other appropriate duties as consultant as the Board of Directors from time to time may reasonably assign. Executive shall be compensated for such service, whether or not any commitment of time by Executive is required, at the rate set forth in Section 3.01(b) of this Agreement."

            "(e) Management Succession Process. It is agreed that it is in the Company's best interest that more authority and responsibility with commensurate title changes be given to two or three key managers as soon as possible, and to this end, Executive will initiate discussion with the Board of Directors with the view of undertaking the evaluation of the respective performances of the key managers in anticipation of establishing a management succession process."

            "(f) Executive's Management Development and Succession Plan. Executive will submit a detailed management development and succession plan, including management at least two levels below that of Chief Executive Officer, to the Board of Directors by September 30, 1998."

      3. The following provision is added to the Agreement as Section 3.01(b):

            "(b) Base Salary as Chairman and/or Consultant Post June 30, 2000. During any period after June 30, 2000 in which Executive is serving as Chairman and/or consultant as contemplated by Section 2.01(d), he shall receive a base salary (but no incentive bonus) at the rate of $400,000 per annum."

      4. The second sentence of Section 3.01(c) of the Agreement is amended to read in full as follows:

Mr. Reg G. Garratt
Knowles Electronics, Inc.
March 15, 1998
Page 3

            "Executive shall also be entitled to an individual incentive bonus during his term as Chief Executive Officer as heretofore provided in the Plan; and if Executive's term as Chief Executive Officer is extended beyond June 30, 2000 as provided in Section 2.01(c) of this Agreement, within sixty (60) days after each such extension, the parties shall develop and agree upon a mutually acceptable amendment of the Plan providing for an individual incentive bonus for Executive for the calendar year next succeeding the calendar year in which the notice of extension is to be given plus the following six month stub period."

      5. The following sentence is added to the Agreement at the end of Section 3.02:

            "During any period after June 30, 2000 in which Executive is serving as Chairman and/or consultant as contemplated by Section 2.01(d), he shall be entitled to paid vacation of two weeks during each consecutive twelve month period he so serves."

      6. The first two sentences of Section 3.04 of the Agreement are deleted and replaced by the following four sentences:

            "3.04 Sale of Company. If the Company is sold at any time during or within one year after the period in which Executive is Chief Executive Officer of the Company, the Company shall make a special incentive payment to Executive for his full cooperation and assistance in furthering the sale in an amount equal to 0.33% of the sale price. The term "sale price" as used in the preceding sentence means the total of any and all consideration (at fair market value) paid or to be paid to the stockholders in the case of a sale of stock or merger, or the Company in the case of a sale of assets, as a result of the closing of the sale, including if the transaction involves the sale of assets rather than stock, any liabilities of the Company assumed by the purchaser. For purposes of determining if and when the Company is sold and the fair market value of that portion of consideration paid at closing, the sale shall be deemed to be made at the close of business on the date of closing. Such special incentive payment shall be made to Executive not later than ten (10) days after the closing."

Mr. Reg G. Garratt
Knowles Electronics, Inc.
March 15, 1998
Page 4

      7. Section 4.01 is amended to read as follows:

            "4.01 Term. The term of this Agreement shall commence July 31, 1993 and, except with respect to the provisions of Article V, shall terminate on July 1, 2003, unless earlier terminated as hereafter provided or unless extended by written agreement of the Company and Executive."

      8. The second sentence of Section 4.02(d) of the Agreement is amended to read in full as follows:

            "Upon any such termination, the Company shall be obligated to pay Executive or his personal representative his base salary as above provided through June 30, 2003."

      9. Unless the context otherwise requires, words, terms and phrases defined in the Agreement or Plan shall have the same meaning if and where used in this letter agreement.

      Reg, if you are in agreement with the foregoing, please so indicate by signing and returning the enclosed copy of this letter.

                                        Sincerely,


                                        /s/ R. Eugene Goodson

                                        R. Eugene Goodson

Agreed to this 15th day of
March, 1998.


/s/ Reg G. Garratt
----------------------------
    Reg G. Garratt

                                    AGREEMENT

      This Agreement is entered into the 23rd day of February 1999, by and between Knowles Electronics, Inc., a Delaware corporation (the "Company") and Reg G. Garratt ("Executive") for the purpose of (i) amending Section 3.04 of the Amended and Restated Employment Agreement, dated June 21, 1993 between the parties as amended, and specifically as amended by Paragraph 6 of the letter agreement dated March 15, 1998 (which Section 3.04 as so amended is hereafter referred to as "Section 3.04 of the Employment Agreement"), and (i) Subparagraph 5(b) of the Incentive Bonus Plan dated April 1, 1994 between the parties as amended, and specifically as amended by paragraph 11 of the Amendment of Incentive Bonus Plan as Extended dated November 14, 1997 (which Subparagraph 5(b) as so amended is hereafter referred to as "Subparagraph 5(b) of the Incentive Plan").

      1. It is agreed that the first four sentences of Section 3.04 of the Employment Agreement are deleted and replaced by the following four sentences:

      "3.04 Sale of Company. In the event the Company or its stockholders enter into a definitive agreement ("the definitive agreement") providing for the sale or other complete disposition of the Company (excluding TFC) at any time during or within one year after the period in which Executive is Chief Executive Officer of the Company, the Company shall make a special incentive payment to Executive in recognition of his past service and continuing cooperation and assistance in furthering the sale in an amount equal to 0.42% of the sale price. The term "sale price" as used in the preceding sentence means the total of any and all consideration to be paid to the stockholders of the Company in the case of a sale of stock or merger, or the Company in the case of a sale of assets, determined on the basis of the definitive agreement as amended (if any) and in effect as of the day immediately preceding the closing. Should the sale price include elements other than cash or cash equivalent payable at closing (including but not limited to an 'earn out' feature), the parties shall make a good faith determination as to the amount and/or method or calculation, and the timing, of any special incentive payment attributable to such other elements of the sale price. For purposes of the foregoing, customary post-closing adjustments to the sale price made pursuant to provisions in the definitive agreement or otherwise shall be disregarded. Except for any special incentive payment as provided above that (a) is attributable to a post closing `earn out' feature and (b) is mutually agreed to be payable post closing, the special incentive payment provided above shall be made to Executive on the day immediately preceding the date of closing, provided that on or before that day Executive has not been notified, orally or in writing, by the Company that the buyer under the definitive agreement is refusing to close the transaction or that the definitive agreement has been or is being terminated and the closing will not occur."

      2. It is also agreed that the last two sentences of Subparagraph 5(b) of the Incentive Plan are deleted and replaced by the following two sentences:

      "Notwithstanding the foregoing provisions of this Subparagraph (b), if the Company is sold at any time that there is a balance in the Deferred Compensation Account, said

      Balance shall be paid to Executive in a lump sum on the day immediately preceding the date of closing of such sale. Sale of the Company shall be deemed to occur when either of the events of sale described in Section
      3.04 of the Agreement occur."

      This Agreement is agreed upon and executed as of the day and year above written.

                               KNOWLES ELECTRONICS, INC.


                               By /s/ Charles L. Knowles
                               -------------------------------------------------
                               Charles L. Knowles for the Compensation Committee


                               /s/ Reg G. Garratt
                               -------------------------------------------------
                               Reg G. Garratt

        100.00%                      25,554                            100.00%
        105.00%                      26,832                            110.00%
        110.00%                      28,109                            120.00%
        115.00%                      29,387                            130.00%
        120.00%                      30,665                            140.00%
        125.00%                      31,943                            150.00%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      Op. RONA as a         Table C - Avg. Operating RONA               Bonus
                            ----------------------------
       % of Target                  12/31/96                          Percentage
--------------------------------------------------------------------------------
         94.58%                      12.90%                             60.00%
         97.29%                      13.27%                             80.00%
        100.00%                      13.64%                            100.00%
        104.00%                      14.19%                            110.00%
        108.00%                      14.73%                            120.00%
        112.00%                      15.28%                            130.00%
        116.00%                      15.82%                            140.00%
        120.00%                      16.37%                            150.00%

--------------------------------------------------------------------------------

* Excludes RUF acquisition.